Exhibit 10.7
Execution Copy

AGREEMENT OF SUB-SUBLEASE
THIS AGREEMENT OF SUB-SUBLEASE (the “Sublease”) is made this 21st day of November, 2019 (the “Effective Date”), by and between CWB Holdings, Inc., a Colorado corporation (the “Sublandlord”) and ArcherDX, Inc., a Delaware corporation (the “Subtenant”).
WITNESSETH:
WHEREAS, Blue Canyon Technologies, as Tenant (“Original Tenant”), entered into that certain Office Lease dated as of January 17, 2014, as amended by that certain First Amendment to Office Lease dated as of June 20, 2016 (together, the “Master Lease”) with REEF Flatiron, LLC, a Washington limited liability company, as Landlord, (“Master Landlord”), for certain premises described therein and consisting of a 22,623 rentable square foot portion of an office/research and development building containing approximately 165,710 rentable square feet, together with a pro-rata share of non-assigned parking spaces adjacent to such building, being commonly known and designated as Suite A-150, containing approximately 5,485 square feet, and Suite A-200, containing approximately 17,138 square feet (collectively, the “Master Premises”), in the building located at 2425 55th Street, Boulder, CO 80301 (the “Building”), as more particularly described in the Master Lease, a true and correct copy of which is attached hereto as Exhibit “A” and is incorporated herein by this reference; and
WHEREAS, Original Tenant, as sublandlord, and Sublandlord, as subtenant, subsequently entered into that certain Agreement to Sublease dated as of April____,         2018 (the “Original Sublease”), a true and correct copy of which is attached hereto as Exhibit “B” and is incorporated herein by this reference; and
WHEREAS, capitalized terms used in this Sublease which are not specifically defined herein shall have the same meaning they are given in the Master Lease; and
WHEREAS, Sublandlord desires to sublease to Subtenant and Subtenant desires to sublease from Sublandlord, on the terms and conditions of this Sublease, the entire Master Premises; and
WHEREAS, for the purposes of this Sublease, the Master Premises, all of which is subleased shall be referred to hereinafter as the “Subleased Premises”; and
WHEREAS, a precondition of this Sublease is the approval thereof by Master Landlord and Original Tenant;
NOW, THEREFORE, in consideration of the covenants contained herein and other good and valuable consideration, it is hereby mutually agreed as follows:
1.    Subleased Premises and Term. Subject to the written consent of Master Landlord and Original Tenant, and other conditions precedent expressly set forth in this Sublease, Sublandlord hereby subleases the Subleased Premises to Subtenant, and Subtenant hereby rents the Subleased Premises from Sublandlord, upon and subject to the terms, covenants, and

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conditions herein set forth, for a term (the “Term”) commencing on November 25, 2019, (the “Sublease Commencement Date”) and ending on June 28, 2021 (the “Expiration Date”). For purposes of any parking, Subtenant shall receive the rights associated with the Subleased Premises as set forth in the Master Lease.
2.    Rent.
(a)    Subtenant covenants and agrees beginning on the date that is forty-five (45) days after the Sublease Commencement Date (the “Rent Commencement Date”) and continuing throughout the Term to pay the following amounts in lawful money of the United States, without notice, demand, set-off, abatement or deduction whatsoever, at the times, in the manner, and at the places herein specified, in full service gross rent (the “Rent”):
Rent Commencement Date through end of the month containing the 13-month anniversary of the Rent Commencement Date:    $21.80 / s.f. (annually)    $41,098.45 per month
First day of the full month following 13-month anniversary through the Expiration Date:    $22.30 / s.f. (annually)    $42,041.08 per month
Rent shall be paid in equal monthly installments as set forth above, in advance, on the first day of each and every month throughout the Term, commencing on the Rent Commencement Date, in accordance with the schedule of Rent set forth above. If the Rent Commencement Date occurs on a day other than the first day of a calendar month, Rent for the partial calendar month in which the Rent Commencement Date occurs shall be prorated on a daily basis according to the actual number of days in the calendar month.
(b)    Additional Rent. Subtenant shall have no obligation hereunder to pay for any Additional Rent, including Common Expenses and/or Real Property Taxes, for the Subleased Premises due in connection with the Master Lease, which amounts shall be paid by Sublandlord in accordance with the terms of the Master Lease; provided, however, Subtenant shall procure and pay for directly to the provider for gas, electrical, trash and janitorial services for the Subleased Premises.
(c)    Payment of Rent. Commencing on the Rent Commencement Date and continuing throughout the Term, on or before the last day of each calendar month, Subtenant shall pay Rent to Sublandlord at the following address:
CWB Holdings, Inc.
1600 Pearl Street
Boulder, CO 80302
3.    Security Deposit. Intentionally omitted.
4.    Use. Subtenant shall use and occupy the Subleased Premises solely in accordance with, and as permitted under, the terms of the Master Lease, and for no other purpose without the prior consent of Sublandlord, Original Tenant and Master Landlord, and at all times in compliance with applicable law and the Master Lease.

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5.    Possession and Condition of Premises. Possession of the Subleased Premises shall be delivered to Subtenant on the Sublease Commencement Date. It shall be the sole responsibility of Subtenant to obtain all zoning and occupancy permits and approvals required by any governmental entity for Subtenant’s use and occupancy of the Subleased Premises, and the granting of such permits and approvals shall not be a condition of Subtenant’s obligations under this Sublease. Subtenant agrees to accept possession of the Subleased Premises on the Sublease Commencement Date in its “AS IS” “WHERE IS” condition, Sublandlord’s sole obligations with respect to the condition of the Subleased Premises being to (1) deliver it in broom clean condition and free of Sublandlord’s personal property except for the furniture, fixtures and equipment which Subtenant is granted the right to use pursuant to the provisions of Section 26 of this Sublease; and (2) enclose the doorway and opening between Suite A-100 and Suite A-150 (the “Enclosure”) to the reasonable satisfaction of Subtenant. Sublandlord shall provide Subtenant with written plans prior to construction of the Enclosure for Subtenant’s approval, and shall obtain any necessary approval from Master Landlord or Original Tenant. Subtenant shall be deemed to have accepted the Enclosure and the Premises in their as-is, where-is condition for Subtenant’s intended and permitted use unless Subtenant notifies Sublandlord in writing within three (3) calendar days of Sublandlord’s completion of the Enclosure of Subtenant’s commercially reasonably objections. Subtenant acknowledges that, except as expressly set forth herein, no representations have been made to Subtenant with respect to the physical condition of the Subleased Premises or its suitability for Subtenant’s intended and permitted use and that in entering into this Sublease, Subtenant has relied exclusively upon its own examination of the Subleased Premises, the Original Sublease and the Master Lease. Subtenant specifically acknowledges and agrees that Sublandlord has no, and shall not have any, obligation to perform any improvements, repairs or other work to the Subleased Premises in connection with this Sublease, other than to deliver possession and the Enclosure as hereinabove specified. Upon termination of this Sub-Sublease, Subtenant shall have no obligation to remove the Enclosure, or to otherwise restore the opening between Suite A-100 and Suite A-150 to its prior state.
6.    Incorporation of and Subordination to Master Lease and Original Sublease.
(a)Incorporation. Except as otherwise expressly provided herein to the contrary, all of the terms of the Master Lease between Master Landlord and Original Tenant and in the Original Sublease between Original Tenant and Sublandlord, are hereby incorporated into and made a part of this Sublease as if stated in full herein. For purposes of such incorporation, it is agreed that, subject to the provisions of this Sublease, (i) wherever the words “Premises” or words of similar import appear in the Master Lease, the same shall be deemed to mean the Subleased Premises; (ii) wherever the words “Rent” appear in the Master Lease the words shall be deemed to refer to the Rent payable by Subtenant hereunder and not to the Rent payable by Original Tenant under the Master Lease or by Sublandlord under the Original Sublease; and (iii) wherever the words “Landlord” and “Tenant” appear in the Master Lease, the words shall be deemed to refer to Sublandlord and Subtenant respectively, so that, subject to the provisions of this Sublease, Sublandlord shall have the rights and powers of the Master Landlord under the Master Lease, and Subtenant shall have and does hereby agree to be bound by and accepts all of the rights, powers, duties and obligations of the Sublandlord as “Tenant” under the Master Lease. Notwithstanding the foregoing, Sublandlord shall have no obligation to perform or furnish any of the work, services, repairs or maintenance undertaken to be made by Master Landlord under the

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Master Lease or any other term, covenant or condition required to be performed by Master Landlord under the Master Lease. Subtenant accepts this Sublease subject to, and hereby during the Term of this Sublease assumes all of, the terms, covenants, conditions and agreements contained in the Master Lease and Original Sublease with respect to the Subleased Premises, except for the payment of Rent (payment of which shall be in accordance with the terms of this Sublease). Subtenant and Sublandlord each covenant and agree that neither shall do anything which shall create an event of default under the Master Lease or Original Sublease. Subtenant shall have the benefit of each and every covenant and agreement made by Master Landlord to Original Tenant under the Master Lease, and by Original Tenant to Sublandlord under the Original Sublease. In the event that Master Landlord shall fail or refuse to comply with any of the provisions of the Master Lease, or if Original Tenant shall fail or refuse to comply with any of the provisions of the Original Sublease, Sublandlord shall, upon the written request of Subtenant, and at Sublandlord’s sole cost and expense, give Master Landlord and/or Original Tenant notice of such failure. Thereafter Sublandlord shall reasonably cooperate with Subtenant in attempting to cause Master Landlord and/or Original Tenant to comply with such provisions of the Master Lease and/or Original Sublease (including without limitation with respect to the provisions relating to Building access, parking and other amenities to be provided to the Subleased Premises), but Sublandlord shall have no further obligation or liability to Subtenant in connection therewith. Without limiting the generality of the foregoing, Subtenant acknowledges and agrees that, except for the cost of delivering notice as set forth above: (i) Sublandlord shall not be required to incur any out-of-pocket expenses in connection the enforcement of Master Landlord’s obligations as set forth in the Master Lease or Original Tenant’s obligations under the Original Sublease; and (ii) Subtenant shall reimburse Sublandlord for any such out-of-pocket expenses Sublandlord actually incurs in connection with such enforcement at the request of Subtenant.
(b)Subordination. This Sublease is and shall be subject to and subordinate in all respects to the Master Lease and Original Sublease and to all of their terms, covenants and conditions. Should there be any conflict between the terms of this Sublease as specifically set forth herein and the terms of the Master Lease or Original Sublease, the terms of this Sublease shall control as between Sublandlord and Subtenant only.
(c)Excluded Provisions. The parties agree that the following provisions of the Master Lease shall NOT be incorporated into this Sublease: N/A.
7.    Improvements/Alterations. Subtenant agrees not to remove any of the furniture, fixtures or equipment identified in Section 26, except as expressly allowed hereunder, or make any Alterations to the Subleased Premises, without express written approval of Sublandlord and Original Tenant as to furniture, and Master Landlord in the case of Alterations, which approval in both instances shall not be unreasonably withheld, conditioned or delayed. It is understood that any additional Alterations will be at the sole cost and expense of Subtenant and that all Alterations shall be completed by a licensed contractor in the State of Colorado, reasonably approved by Master Landlord, in a professional workmanlike manner and that any and all plans are pre-approved by Sublandlord, Original Tenant and Master Landlord. If Sublandlord, Original Tenant or Master Landlord require in writing at the time of approval for installation any such work to be put back to its original configuration, Subtenant shall be responsible to do so at its sole cost and expense at the expiration of the Sublease Term. Sublandlord acknowledges and agrees to

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diligently pursue with Subtenant Master Landlord’s consent to any commercially reasonable Alterations requested by Subtenant, provided such efforts to obtain consent are at no cost or expense to Sublandlord.
8.    Default; Default Remedies. Subtenant specifically affirms that upon any event of default, the remedies set forth in the Master Lease are incorporated herein for the benefit of Sublandlord, in addition to any and all other rights and remedies afforded Sublandlord hereunder or by law or equity.
9.    Indemnity.
(a)    Subtenant Indemnity. Except to the extent due to the negligence or willful misconduct of Sublandlord or its Agents, Subtenant shall protect, indemnify and save and hold Sublandlord, Master Landlord and Original Tenant harmless from and against all losses, costs, expenses, damages and liabilities (including, without limitation, reasonable counsel fees and disbursements) of every kind and nature whatsoever, including those relating to injury or death to any persons or loss or damage of any property, incurred by Sublandlord by reason of or arising out of (i) the conduct of Subtenant on the Subleased Premises and/or on account of any operation or action by Subtenant, (ii) any event of default under the Master Lease, the Original Sublease, or this Sublease on Subtenant’s part, including without limitation the release by Subtenant or its Agents of any Hazardous Materials at, on, within, under, about or from the Subleased Premises, the Building, or the Property, or in the soil, groundwater or soil vapor on or under the Subleased Premises, or elsewhere in connection with the transportation of Hazardous Materials to or from the Subleased Premises in violation of any Environmental Laws, or (iii) failure by Subtenant to vacate the Subleased Premises and surrender the Subleased Premises in the condition required under this Sublease on or before the expiration of the Term or earlier termination of this Sublease, provided however that Subtenant shall not hold Sublandlord harmless, or defend or indemnify Sublandlord in any event of default by Sublandlord under the Master Lease, the Original Sublease, and/or any act or failure to act by Sublandlord to perform or observe any of the agreements, terms, covenants or conditions of the Master Lease, Original Sublease or this Sublease.
(b)    Sublandlord Indemnity. Sublandlord shall protect, indemnify and save and hold Subtenant harmless from and against all losses, costs, expenses, damages and liabilities (including, without limitation, reasonable counsel fees and disbursements) of every kind and nature whatsoever, incurred by Subtenant by reason of or arising out of (i) the negligence or willful misconduct of Sublandlord or its Agents, or (ii) any event of default by Sublandlord under the Master Lease, the Original Sublease, and/or any act or failure to act by Sublandlord to perform or observe any of the agreements, terms, covenants or conditions of the Master Lease, Original Sublease or this Sublease on Sublandlord’s part to be performed or observed, except to the extent that Sublandlord’s failure is caused, directly or indirectly, by an event of default hereunder or by any act or failure (where there is a duty) to act by Subtenant or any Agent or invitee of Subtenant.
(c)    Survival. The provisions of this Section 9 shall survive the expiration or earlier termination of this Sublease.
10.    Subtenant Insurance Obligation. Subtenant shall provide and maintain during the Term, with an insurance company acceptable to Sublandlord and Master Landlord, all insurance

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required to be carried by Sublandlord pursuant to Section 10 of the Master Lease with respect to the Subleased Premises, naming Sublandlord, Original Tenant and Master Landlord as additional insureds. Such insurance shall provide, among the other things required by the Master Lease, that it may not be canceled or amended except upon thirty (30) days’ notice to Sublandlord and Master Landlord. On or before the date which is one (1) day prior to the Sublease Commencement Date, Subtenant shall furnish Sublandlord and Master Landlord with certificates of insurance evidencing compliance with the foregoing requirements.
11.    Assignment and Subletting. Subtenant acknowledges and agrees that because of the unique nature of this subletting, Subtenant shall have no right to sublet the Subleased Premises or any part thereof or to assign this Sublease without the prior written consent of Sublandlord, which consent may be withheld or conditioned in Sublandlord’s sole discretion, and that any attempted subletting or assignment not consented to by Sublandlord shall be null and void, shall be a material default hereunder and shall, at the sole option of Sublandlord and in addition to any other rights and remedies available to Sublandlord, cause this Sublease to immediately terminate but such termination shall not relieve Subtenant of its obligations under this Sublease, including, without limitation, its obligation to pay Rent. In the event that Sublandlord consents to a subletting by Subtenant, Subtenant shall, during the term of such sub-subletting, pay all Rent hereunder directly to Sublandlord notwithstanding any other provisions of this Sublease to the contrary. Any sub-subletting shall also be subject to the consent and approval of the Master Landlord and Original Tenant.
12.    Sublandlord’s Consent to Certain Acts. Subtenant agrees that in any case where the provisions of the Master Lease, Original Sublease or this Sublease require the consent or approval of Master Landlord, Original Tenant or Sublandlord prior to the taking of any action, it shall be a condition precedent to the taking of such action that the prior consent or approval of Master Landlord, Original Tenant or Sublandlord, as the case may be, shall have been obtained. Sublandlord agrees that its consent or approval shall not be unreasonably withheld or delayed. Sublandlord shall cooperate with Subtenant in good faith with respect to obtaining the consent or approval of Master Landlord and/or Original Tenant when the same is required under the terms of the Master Lease or Original Sublease, provided that such cooperation shall in no event be deemed to include any obligation to initiate or otherwise participate in any suit, claim or any other action against Master Landlord. If Sublandlord makes any expenditures or incurs any obligation for the payment of money in connection with such cooperation, such sums paid or obligations incurred shall be paid to Sublandlord by Subtenant within five (5) business days of demand therefor.
13.    Sublandlord’s Right to Cure Subtenant’s Default. Subtenant shall not cause or suffer any act or omission by any of its Agents or invitees which would cause the Master Lease to be terminated, or forfeited by virtue of any rights of termination, or forfeiture reserved or vested in Master Landlord, or by law or in equity. If Subtenant shall default in the performance of any of its obligations under this Sublease beyond any applicable notice and cure period, Sublandlord, without being under any obligation to do so and without thereby waiving such default, may remedy such default for the account and at the expense of Subtenant. If Sublandlord makes any expenditure or incurs any obligation for the payment of money in connection therewith, such sums paid or obligations incurred shall be paid to Sublandlord by Subtenant within five (5) business days of demand therefor.

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14.    Brokerage Fees. Subtenant is represented in this transaction by Collier’s International (“Subtenant’s Broker”), and Sublandlord is represented in this transaction by Justin Rayburn and Jaimee Keene of Avison Young (“Sublandlord’s Broker”). Upon receipt of the cooperating commission from Sublandlord, Sublandlord’s Broker will pay Subtenant’s Broker a commission pursuant to a separate written agreement between Sublandlord’s Broker and Subtenant’s Broker. Each of Sublandlord and Subtenant hereby represents and warrants to the other that except for Sublandlord’s Broker and Subtenant’s Broker, neither has employed nor dealt with any broker, agent or finder in carrying on the negotiations relating to this Sublease. Each party shall indemnify and hold the other, Master Landlord and Original Tenant harmless from and against any claim or claims for brokerage or other commissions asserted by any other broker, agent or finder engaged by such indemnifying party or with whom such indemnifying party has dealt in connection with this Sublease.
15.    Eminent Domain; Loss by Casualty. In the event of any taking by eminent domain, Subtenant shall not be entitled to any portion of any award payable to the “Tenant” under Section 13 of the Master Lease and the Master Landlord shall be entitled to any award payable to the “Landlord” thereunder. Otherwise, all matters relating to eminent domain with respect to the Subleased Premises shall be governed by Section 13 of the Master Lease. In the event of any casualty, the provisions of Section 12 of the Master Lease shall control; provided, that Sublandlord shall not without the written consent of Subtenant exercise any right to terminate the Master Lease either in its capacity as the “Tenant” thereunder or the “Sublandlord” hereunder, and Sublandlord shall have no restoration obligations thereunder.
16.    Sublandlord’s Representations:
(a)    To the best of Sublandlord’s knowledge, Sublandlord represents and warrants with respect to the Subleased Premises that:
(i)    Full Force and Effect. The Master Lease and the Original Sublease are in full force and effect, and there exists under the Master Lease and Original Sublease no default or event of default by either Sublandlord, Original Tenant, or Master Landlord, nor has there occurred any event which, with the giving of notice or passage of time or both, could constitute such a default or event of default by either Sublandlord or Original Tenant or Master Landlord.
(ii)    No Pending Actions. There are no pending or threatened actions, suits or proceedings before any court or administrative agency against Sublandlord which could adversely affect the Subleased Premises, or any part thereof or the ability of Sublandlord to perform its obligations under this Sublease, and Sublandlord is not aware of any facts which might result in any such actions, suits or proceedings.
(b)    No Notices. Sublandlord has not received any notice from any insurance company of any defects or inadequacies in the Subleased Premises or any part thereof which could adversely affect the insurability of the Subleased Premises or the premiums for the insurance thereof.

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17.    Quiet Enjoyment. As between Subtenant and Sublandlord, Subtenant shall peacefully have, hold and enjoy the Subleased Premises, subject to the terms and conditions of this Sublease and the Master Lease.
18.    Surrender of Subleased Premises. Upon the expiration or earlier termination of this Sublease, Subtenant covenants to quit and surrender to Sublandlord, the Subleased Premises in the condition required by the Master Lease.
19.    Notice and Demands. All notices, requests, demands, consents, approvals and other communications (each, a “Notice” and collectively, “Notices”) under this Sublease shall be in writing and shall be effective only if given in the manner set forth in Section 17.1 (“Notices”) of the Master Lease, with copies sent via email to the parties below. Copies sent via email shall be deemed given upon electronic transmission. Notices shall be addressed as follows:
If to Sublandlord:
CWB Holdings, Inc.
1600 Pearl Street
Boulder, CO 80302
With Copies to: Russ Hammer, CFO              [Intentionally omitted]
If to Subtenant:
Archer DX, Inc.
2477 55th Street, #202
Boulder, CO 80301
With Copies to:
General Counsel’s Office: [Intentionally omitted]
If to Master Landlord or Original Tenant:
As provided in the Master Lease
Whenever in the Master Lease, a time is specified within which the Sublandlord, as “Tenant” must give Notice following an event, or within which the Sublandlord as “Tenant” must respond to any Notice previously given or made by the Master Landlord or comply with any obligation on the part of the Tenant, such time is hereby changed (as between Sublandlord and Subtenant for the purpose of this Sublease only) by subtracting three (3) business days therefrom, provided that in no event shall Subtenant have fewer than three (3) days to respond or comply. It is the purpose and intent of the foregoing provisions of this Section 18 to provide Sublandlord with time within which to transmit to the Master Landlord any notices or demands received from Subtenant and to transmit to Subtenant any notices or demands received from Master Landlord. Any Notices required to be delivered by either Sublandlord or Subtenant to the other under this Sublease that are not notices

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to or from Master Landlord under the Master Lease or to or from the Original Tenant under the Original Sublease shall be given in a manner, and at the times provided, in this Sublease, without reference to the subtraction of days as provided in this Section 18. In the event that the last day for any notice or demand required or permitted to be given hereunder falls on a Saturday, Sunday or legal holiday, the notice or demand shall be deemed to be due on the next business day. Sublandlord and Subtenant each agree promptly to deliver to the other: (a) copies of all notices, demands, requests, consents or approvals related to the Subleased Premises and received from Master Landlord or any governmental agency; and (b) contemporaneously with the sending of such notices to Master Landlord, a copy of any notice sent by Sublandlord or Subtenant under the terms of the Master Lease.
20.    Termination of Master Lease or Original Sublease. Except as may be otherwise provided herein, during the Term, and provided that Subtenant is not in default under this Sublease beyond any applicable notice and cure period, Sublandlord shall not voluntarily terminate the Original Sublease, or take any action that would give the Master Landlord or Original Tenant the right to terminate the Master Lease or Original Sublease unless and until the Master Landlord and Original Tenant have agreed in writing to continue this Sublease in full force and effect as a direct lease between Master Landlord and Subtenant, or sublease between Original Tenant and Subtenant, upon and subject to all of the terms, covenants and conditions of this Sublease for the balance of the Term hereof. If Master Landlord, or Original Tenant so consents, Subtenant may attorn to Master Landlord in connection any such termination and may execute an attorney agreement in such form as may reasonably be requested by Master Landlord or Original Tenant; provided, however that the attornment does not increase the Rent due under this Sublease, materially or adversely affect the use by Subtenant of the Subleased Premises in accordance with the terms of this Sublease, materially increase Subtenant’s other obligations under this Sublease or materially decrease Subtenant’s rights under this Sublease. In addition, Sublandlord and Master Landlord and Original Tenant shall not amend or modify the Master Lease or the Original Sublease in any manner so as to materially or adversely affect Subtenant or its interest hereunder, materially increase Subtenant’s obligations hereunder (and any increase in the amount of Rent resulting from such modification shall be deemed material) or materially restrict Subtenant’s rights hereunder, without the prior written consent of Subtenant.
21.    Hazardous Materials. As used in this Sublease, the term “Hazardous Materials” shall have the same meaning as defined in the Master Lease. In addition to and without limiting the provisions of the Master Lease incorporated herein, the following provisions shall apply to this Sublease:
(a)    Sublandlord Warranties and Indemnity. Sublandlord warrants and represents to Subtenant that to Sublandlord’s knowledge, no Hazardous Materials exist in, on or under the Premises as of the Sublease Commencement Date, except for such small amounts of Hazardous Materials as may be present due to normal office use, and which use is in material compliance with all laws applicable to such Hazardous Materials (“Existing Hazardous Materials”). Sublandlord agrees to indemnify, defend, protect and hold harmless Subtenant from any and all claims of liability asserted against Subtenant by a third party, including without limitation Master Landlord, Original Tenant, or any agency or instrumentality of the federal, state or local government, for bodily injury, including death, physical damage to or loss of use of

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property or cleanup activities to the extent required by applicable law (remedial or removal), arising from any Existing Hazardous Materials in, on, under or about the Subleased Premises.
(b)    Subtenant Warranties. Except for small amounts of Hazardous Materials that may be generated by Subtenant or its Agents in connection with Subtenant’s use permitted hereunder (which, if applicable, shall be stored, used, generated and disposed of by Subtenant in compliance with the Master Lease and in compliance with all laws applicable to such Hazardous Materials), Subtenant warrants and represents:
(i)It is not engaged in any action resulting in generating, transporting, storing, trading or disposing of Hazardous Materials, and Subtenant agrees not to do so under this Sublease and will not knowingly permit others to engage in such a business at the Subleased Premises; and
(ii)It will not knowingly permit any person to use the Subleased Premises for disposal of Hazardous Materials.
(c)    Subtenant Duties. If any Hazardous Materials are released, spilled or discharged by Subtenant or its Agents or invitees in, on, under or about the Subleased Premises during the Term in violation of Environmental Laws, Subtenant agrees, at Subtenant’s sole expense and without reimbursement from or charge to Sublandlord, to remove or remediate such Hazardous Materials, to the extent required under and in compliance with applicable laws, statutes, ordinances, rules, orders, regulations and requirements of all federal, state, city and local governments.
(d)    Indemnity. Subtenant agrees to indemnify, defend, protect and hold harmless Sublandlord from any and all claims of liability asserted against Sublandlord by a third party, including without limitation Master Landlord or any agency or instrumentality of the federal, state or local government, for bodily injury, including death, physical damage to or loss of use of property or cleanup activities to the extent required by applicable Law (remedial or removal), arising from any Hazardous Materials to the extent released in, on, under or about the Subleased Premises, the Building, and/or the Property by Subtenant or any of Subtenant’s Agents or invitees, after the Sublease Commencement Date through the expiration or earlier termination of this Sublease.
(e)    Survival. The provisions of this Section 21 shall survive the expiration or earlier termination of this Sublease.
22.    Utilities. Except to the extent that such are provided by the Master Landlord as part of the Base Rent under the Master Lease, Subtenant shall pay, prior to delinquency, all charges for or in connection with all utilities and other services provided to Subtenant and/or the Subleased Premises, including, without limitation, water, sewer, trash removal (dumpster), pest control, security, telephone, HVAC and the like.
23.    Counterparts and Facsimile. This Sublease may be executed in counterparts, which shall, when so executed and taken together, have the same force and effect as though all signatures appeared on a single document. At Sublandlord’s option, this Sublease may be executed and

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delivered by all or any of the parties hereto by e-mail, provided that the originally executed counterpart shall be delivered by hand or by overnight courier promptly thereafter.
24.    Consent of Master Landlord and Original Tenant; Master Lease or Original Sublease Termination. This Sublease shall be contingent upon, and irrespective of execution by Sublandlord and Subtenant shall not be effective without, receiving a consent to this Sublease from Original Tenant and Master Landlord in a form acceptable to Sublandlord and Subtenant, acting reasonably.
25.    Financial Statements. This Sublease is subject to Sublandlord’s review and written approval of current certified financial statements of Subtenant. Subtenant shall provide to Sublandlord such copies, certified or otherwise, of Subtenant’s current financial statements and related materials as may be requested by Sublandlord, acting reasonably. Throughout the Term of this Sublease, but not more frequently than annually, Subtenant shall provide to Sublandlord Subtenant’s current financial statement or other information discussing the financial worth of Subtenant within thirty (30) days after the date of Sublandlord’s request, which Sublandlord shall use solely for purposes of this Sublease. Sublandlord shall treat any financial statements or information as confidential, and shall not share it with any third parties, except with the express written consent of Subtenant.
26.    Furniture, Fixtures and Equipment. Subtenant, at no additional cost to Subtenant, shall have the right to use the following Furniture, Fixtures and Equipment located on the Premises during the term of the Sublease: Computer and Internet cabling.
27.    Additional Provisions.
(a)    Subject to Section 2.1 of the Master Lease, Subtenant shall have access to the Subleased Premises at all times, seven days a week, 365 days a year.
[Signatures appear on following page]

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IN WINTNESS WHEREOF, the parties hereto have duly executed sealed and delivered this instrument on the day and year first above written
.

SUBLANDLORD:

CWB Holdings, Inc, a Colorado corporation

By:	/s/ STEPHEN LERMER
Name:	STEPHEN LERMER
Title	COO

SUBTENANT

ARCHERDX, INC., a Delaware corporation

By:	/s/ Ben Carver
Name:	Ben Carver
Title:	General Counsel

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EXHIBIT “A” TO
AGREEMENT OF SUB-SUBLEASE
MASTER LEASE
[attached hereto]

A-1

OFFICE LEASE
REFERENCE DATE: January 17, 2014.
This Lease (this “Lease”) is made and entered into by and between REEF FLATIRON LLC, a Washington limited liability company (“Landlord”) and BLUE CANYON TECHNOLOGIES LLC, a Colorado limited liability company (“Tenant”).
1.    BASIC TERMS.
This Section sets forth certain basic terms of this Lease for reference purposes. This Section is to be read in conjunction with the other provisions of this Lease and if there is any inconsistency between this Section and the other provisions of this Lease, this Section shall control.

Premises (see §2)		Term (see §2)
Project Name	Flatiron Park West	Lease Term (months)	63
Building Name or #	Building A	Target Lease Commencement	2/1/14
Suite	A-150	Target Rent Commencement	5/1/14
Street Address	2425 55th Street	Target Lease Expiration	4/30/19
City	Boulder	Renewal Options:	Yes
County	Boulder	Number	1
State	Colorado	Length of each (months)	60

Rentable Area (SF) (see §2)	Premises	5,485	Subject to adjustment per §17.10
Common Expenses (see §5)	Tenant Share of Total	3.31%	Subject to adjustment per §17.10
Permitted Uses	General office and lab, and no other.

Rent (see §§4,9)	Start Month	End Month	Target Start Date	Target End Date	Base Rent Per SF/Yr	Base Rent Per Month	Terms
	1	3	2/1/14	4/30/14	$10.50	Abated	NNN
	4	15	5/1/14	4/30/15	$10.50	$4,799.38	NNN
	16	27	5/1/15	4/30/16	$11.00	$5,027.92	NNN
	28	39	5/1/16	4/30/17	$11.50	$5,256.46	NNN
	40	51	5/1/17	4/30/18	$12.00	$5,485.00	NNN
	52	63	5/1/18	4/30/19	$12.50	$5,713.54	NNN

Operating Expenses Start Date	2/1/14	Month 1
Prepaid Rent	$7,048.23	includes estimated Operating Expense charges
Security Deposit	$16,000.00

Normal Building Hours (see §7.4)	From 7:00 a.m. to 6:00 p.m. on weekdays and from 8:00 a.m. to 5:00 p.m. on Saturdays excluding legal holidays
After Hours HVAC Service (§7.4)	Currently $50 per hour, subject to adjustment

Brokers (see §17.3):	Company	Agents
For Tenant	Colorado Group	Jessica Cashmore & Neil A. Littmann
For Landlord	Dean Callan & Company, Newmark Grubb Knight Frank	Hunter Barto & Scott Garel
Addresses for Notices & Rent (see §17.1):
Landlord:

Name	REEF FLATIRON LLC
c/o Washington Capital Management, Inc.
Address	1301 5th Avenue, Suite 3100
Seattle, WA 98101
Phone	206-382-0825
Fax	206-340-0142
Property Manager:

Name	CENTRAL MANAGEMENT, LLC
Attn: Jennifer Records
Address	1801 Lawrence Street
Denver, CO 80202
Phone	303-628-0200
Fax	303-872-0147
Rent Payments to be sent to:

Name	REEF FLATIRON LLC
c/o Central Management, LLC
Address	1801 Lawrence Street
Denver, CO 80202
Tenant Notice Address:

	Prior to Commencement	After Commencement
Name	Blue Canyon Technologies	Blue Canyon Technologies
Address	1600 Range St. STE 200	2425 55th St. STE A-150
	Boulder, CO 80301	Boulder, CO 80301
Phone	720-458-0703	720-458-0703
Fax
Insurance-Parties to be named as Additional Insured (see §10.1):

Landlord:	REEF FLATIRON LLC
Property Manager:	Central Management, LLC
Lender/Mortgagee:	n/a
WCM:	Washington Capital Management, Inc.

Exhibits. The following exhibits are a part of this Lease.

EXHIBIT A	Legal Description
EXHIBIT B	Site Plan/Floor Plan
EXHIBIT C	Work Letter
EXHIBIT D	Rules and Regulations
EXHIBIT E	Tenant’s ERISA Certificate
1A.    Special Lease Terms, if any. The following additional Lease terms shall apply. To the extent of any inconsistency between this Section 1A and the other provisions of the Lease, this Section 1A shall control.
Option To Extend. Provided Tenant has fully and timely performed all of its obligations hereunder, Tenant shall have one option to extend the Lease Term for a period of sixty months (the “Option Term”), upon the same terms and conditions as are set forth in the Lease, except the Base Rent shall be adjusted as described below, and Landlord shall have no obligation to provide any tenant improvements or allowances therefore. The option shall be exercised, if at all, by written notice to Landlord at least nine months but not more than twelve months prior to the expiration of the then existing term. Exercise of the option shall be conditioned upon (a) Premises continuing to be used as set forth in the Lease, (b) none of the space in the Premises being subleased at the time of exercise of the option or commencement of the option term, and (c) the Lease not having been assigned by Tenant to any other person or entity. The exercise of the option shall extend the Lease for all space occupied by Tenant at the time of the exercise of such option.
Extension Rent. If Tenant exercises its option to extend the term provided above, the Base Rent for the Option Term shall be the then asking rate for comparable space in Boulder market. Landlord will notify Tenant of the applicable rate and if the rate is not acceptable to Tenant, Tenant shall have 10 days after receipt of Landlord’s notice to notify Landlord that it withdraws its exercise of the option. If the exercise if not withdrawn, the new rate shall take effect at the start of the Option Term.
Furniture & Fixtures: The Premises will be delivered with the following items provided (the “FF&E”) and Tenant shall be entitled to use of such FF&E during the lease term:

Description	Quantity
Executive/reception desk	3
Chairs	28
8x8 cubicles	10
10x10 cubicles	6
Filing cabinets	46
Bookshelves	5
Tables	14
Couch	1
Landlord shall not be responsible for the FF&E, and makes no representations or warranties as to the condition, suitability, or functionality thereof. At the end of the lease term, Tenant shall have the option, but not the obligation, of purchasing the above FF&E for $10.00 from Landlord. In the event Tenant elects not to purchase the FF&E, Tenant shall remove and dispose of the FF&E at Tenant’s sole cost, if so directed by Landlord.

2.    PREMISES/TENANT IMPROVEMENTS
2.1    Premises. The “Premises” shall be the area shown on the site plan and/or floor plan attached as Exhibit B which is located in the Building. The Building is located on the real property described in Exhibit A (together with all improvements thereon, the “Project”). The area of the Premises listed in Section 1 is subject to adjustment pursuant to Section 17.10. Landlord hereby leases the Premises to Tenant on the terms of this Lease, but reserving to Landlord, the use of the exterior thereof, all space above any suspended ceiling, all space beneath the floor, and the right to install, maintain, use, repair, relocate and replace stacks, pipes, ducts, conduits, wire and utilities leading through the Premises in locations which do not materially interfere with Tenant’s use thereof. Tenant shall have access 24 hours per day, subject to closures for emergencies, repairs, similar matters and matters outside Landlord’s control.
2.2    Common Areas. References herein to “common areas” shall mean all areas of the Project not leased to tenants for their exclusive use. Landlord shall make available from time to time such public portions of the common areas as Landlord deems appropriate. As part of Common Expenses (Section 5.1), Landlord is responsible for operating and maintaining the common areas and Landlord may change the size, location, nature and use of any common areas. Tenant has the nonexclusive right to use those common areas which from time to time are designated for such use by Landlord, subject to the Rules and Regulations. No overnight parking is permitted and Tenant shall not store anything outside the Premises, including vehicles, equipment or materials. Subject to any specific access provisions elsewhere in this Lease. Tenant shall not permit any employee, contractor or guest onto the roof of the Building or into any other non-public areas of the Project.
2.3    Parking. Landlord grants to Tenant and Tenant’s employees and invitees, a non-exclusive license to use its prorata share of the unreserved parking stalls in the Project for the parking of motor vehicles during the term of this Lease, at no additional charge. Landlord reserves the right at any time to grant use rights to others, to promulgate rules and regulations relating to the use of such parking areas, including designating specific spaces for the use of any tenant or group of tenants, changing the parking layout, and establishing reasonable time limits on parking. Overnight parking is prohibited and any vehicle violating this or any other regulation is subject to removal at the owner’s expense. Tenant shall be responsible for meeting any carpool/vanpool or other transportation obligations regarding its employees. Overnight parking is prohibited and any vehicle violating this or any other regulation is subject to removal at the owner’s expense. Landlord is not responsible for any theft of or damage to vehicles or their contents.
2.4    Landlord’s Work/Acceptance of Condition. Landlord shall deliver the Premises to Tenant on the Commencement Date in the Required Condition (Section 3). Subject to delivery in the Required Condition, Tenant accepts the Premises in its condition as of the execution of the Lease, subject to all recorded matters, laws, ordinances, and governmental regulations. Tenant (a) acknowledges that neither Landlord nor any agent of Landlord has made any representation as to the condition of the Premises or the suitability of the Premises for Tenant’s intended use, and (b) warrants that Tenant has made its own inspection of and inquiry regarding the condition of the Premises and is not relying on any representations of Landlord or any broker with respect thereto. By taking possession of the Premises, Tenant shall be deemed to have agreed that the Premises are in the Required Condition and any alleged defects or deficiencies are waived except for any incomplete punchlist items (“Punch List Work”). Tenant shall provide to Landlord a listing of the Punch List Work prior to taking possession of the Premises. In no event shall the failure of the parties to agree on the nature and extent of Punch List Work or the existence of Punch List items delay or postpone the occurrence of the Commencement Date.

2.5    Tenant’s Work/Tenant Improvements. Any initial improvements to the Premises other than Landlord’s Work, if any, are referred to as “Tenant’s Work” and shall be governed by Exhibit C. References herein to “Tenant Improvements” means the combination of Landlord’s Work, if any, and Tenant’s Work.
2.6    Rules and Regulations. Tenant shall comply with the Rules and Regulations established by Landlord from time to time for the Project. The current Rules and Regulations are attached as Exhibit D.
3.    LEASE TERM
The Target Lease Commencement Date listed in Section 1 represents an estimate of the Commencement Date. The term of this Lease (the “Term”) shall commence (the “Commencement Date”) on the earlier of (a) the date Landlord delivers possession of the Premises to Tenant in the Required Condition, or (b) the date Tenant takes possession of the Premises, including by commencing any work therein. “Required Condition” shall mean (a) if there is no Landlord’s Work, the condition of the Premises on the execution of this Lease, or (b) if there is Landlord’s Work, then the date Landlord’s Work is substantially complete (other than Punch List Work and work that can’t be completed prior to Tenant’s Work). If the Commencement Date is later than the Target Lease Commencement Date, this Lease shall not be void or voidable, nor shall Landlord be liable to Tenant for any loss or damage resulting therefrom. The Term shall be for the number of months set forth in Section 1, plus any partial month in which the Commencement Date occurs. When the Commencement Date has occurred, Landlord will prepare and Tenant will sign an acknowledgement of the Commencement Date, the date(s) that Tenant’s payments of Base Rent and Tenant’s Share of Common Expenses occur, and related information. Any failure by Tenant to sign and return the acknowledgement shall be deemed agreement with its contents. All provisions of this Lease, other than those relating to payment of Base Rent, shall be effective on the earlier of the Commencement Date or the date that Tenant, its agents, contractors or employees are present in the Premises for inspection, construction, fixturing, move-in or similar purposes, subject to any deferral of the commencement of Tenant’s Share of Common Expenses as set forth in Section 1.
4.    BASE RENT
Commencing on the later of the Commencement Date or the end of any abated rent period shown on the schedule in Section 1, and continuing on the first day of each month thereafter, Tenant shall pay Landlord the Base Rent stated in Section 1, in advance, without offset, deduction or demand. The Base Rent shall be paid to the address specified by Landlord. All charges payable by Tenant other than Base Rent are “Additional Rent”. Unless this Lease provides otherwise. Tenant shall pay all Additional Rent then due with the next monthly installment of Base Rent. The term “Rent” means Base Rent and Additional Rent. Rent for any partial month shall be prorated and the Base Rent and Tenant’s Share of Common Expenses for the first full calendar month shall be paid on execution of this Lease by Tenant. Landlord shall have all of the same remedies for Tenant’s failure to pay Additional Rent as for failure to pay Base Rent.
5.    ADDITIONAL RENT
5.1     Tenant’s Share of Common Expenses. Commencing on the Commencement Date, subject to any abatement period shown in Section 1, Tenant shall pay Landlord each year Tenant’s Share of Common Expenses for that year, prorated for any partial year in the Term. Each year, Landlord shall give Tenant written notice of the estimated amount and on first day of each month Tenant shall pay Landlord 1/12th of the annual estimate. Landlord may revise its estimate during the year with subsequent payments based upon the revised estimate. After the close of each year, Landlord will provide a statement showing Tenant’s Share of Common Expenses for such year, the payments made during the year and any balance due or credit owing. Tenant shall pay any balance owing within 30 days after receipt of the statement, and any credit due Tenant shall be credited to Tenant’s next monthly estimated payment or if the Lease has terminated or expired, it shall be refunded to Tenant. To the extent that particular expenses relate to one tenant or a group of tenants or it is otherwise equitable, Landlord may specially allocate those expenses and Tenant’s Share of those expenses shall be correspondingly adjusted.
5.2    Common Expenses Definitions. The following terms shall have the following meanings:
Common Expenses. “Common Expenses” shall mean all costs incurred by Landlord in connection with the Project including insurance, utilities, Real Property Taxes, Project Work (Section 7.2), repairs, operation, maintenance and replacements, management fees and any on-site management office, together with an amount equal to 10% of the total thereof as compensation to Landlord for administrative services, and including amortization of capitalized items. Common Costs shall not include (i) debt service or ground rent, (ii) leasing costs including tenant improvements and leasing commissions; and (iii) costs of any special services rendered to individual tenants for which a charge is collected.
Real Property Taxes: “Real Property Taxes” shall mean all current and future taxes, governmental charges and assessments (including local and special improvement districts) levied on the Project, or any improvements, fixtures and equipment and all other property of Landlord, real or personal, used in the operation of the Project; any taxes in addition to or in lieu of, in whole or in part, such taxes; any tax upon leasing or rents of the Project; any other governmental charge such as payments for transit or environmental facilities; and all costs and expenses incurred by Landlord in connection with the attempt to reduce any of the foregoing, whether by negotiation or contest. Real Property Taxes shall not include any franchise or state income tax, estate tax, or other similar tax, and shall not include any late payment penalties if Tenant has paid the amounts due under Section 5.1 as and when due.
5.3    Occupancy Adjustment. If the Project is not fully occupied by tenants during all or any portion of a year, Landlord may make an appropriate adjustment to those Common Expenses which vary by occupancy, employing sound accounting and management principles, to the amount that would have been incurred if the rentable area of the Project had been fully occupied.
5.4    Utilities. Tenant shall pay, directly to the appropriate supplier, the cost of any of separately metered utilities. Any utilities which are not separately metered shall, at Landlord’s election, either be (a) allocated between the users by Landlord and paid within 10 days after receipt of Landlord’s invoice, or (b) included in Common Expenses.
5.5    Net Lease. This Lease and the Base Rent are intended to be fully net of expenses incurred in by Landlord in connection with the Project.
6.    USE; TENANT’S OPERATIONS
6.1    Permitted Uses. Tenant may use the Premises only for the Permitted Uses set forth in Section 1. Tenant shall not cause or permit the Premises to be used in any way which (a) violates any applicable governmental regulations, (b) annoys or interferes with the rights of other tenants or Landlord, (c) constitutes a nuisance or waste, or (d) adversely impacts insurance. Tenant shall not conduct or permit any auctions or sheriff's sales at the Premises or within the Premises.
6.2    Signs/Auctions. So long as Tenant occupies the Premises, Tenant shall have the right to have its business name displayed on any reader board located in the Project lobby and/or in the elevator lobby on Tenant’s floor, and immediately outside the Premises, all in the Project standard size, typeface, materials and locations, as determined by Landlord. Tenant shall not place any other signs on the Premises or Project or within the Premises and visible from the exterior of the Premises without Landlord’s prior written consent. If Landlord has previously approved any signage, it must be shown on a Rider or Exhibit to this Lease, initialed by Landlord.
6.3    Building Penetrations. Tenant shall not make any penetrations in the Building (roof, walls, foundations, etc.) without Landlord’s prior written consent. If Tenant is permitted to penetrate the Building, the consent shall be subject to Landlord’s conditions, including (a) Landlord’s approval of plans and specifications for the penetration and the contractor to perform it, (b) arrangements to insure that the penetration wilt not adversely affect any warranty, (c) Tenants agreement to reimburse Landlord for costs incurred in connection with any later problems which develop with the penetrated area, and (d) Tenant’s agreement to remove the equipment before the end of the Lease and completely seal the penetration to Landlord’s satisfaction and in compliance with any applicable warranty. In addition, depending on the seriousness of the penetration, Landlord may require Tenant to post a deposit to guarantee Tenant’s performance. If Tenant penetrates the building without Landlord’s written consent or violates the terms of the consent, Tenant shall pay Landlord a daily fee of $250 from the date of the penetration until it is completely sealed to Landlord’s satisfaction.
6.4    Hazardous Materials. Tenant shall not cause or permit any Hazardous Material (defined below) to be generated, produced, brought upon, used, stored, treated or disposed of in or about the Premises without the specific prior written consent of Landlord and subject to the provisions of this Section. Landlord shall take into account such factors as Landlord considers relevant in determining whether to grant or withhold consent to Tenant’s proposed Hazardous Material. No installation or use of storage tanks is permitted on the Premises. Tenant shall immediately notify Landlord of any hazardous contamination of the Premises. Landlord may elect to test the Premises for the presence of Hazardous Materials at any time during the Term and after Tenant vacates the Premises. If any such testing indicates the presence of Hazardous Materials, and if Tenant brought Hazardous Materials of that type into the Premises, Tenant shall immediately reimburse Landlord for all costs incurred in the testing and the clean-up. As used in this Lease, the term “Hazardous Material” means any flammable items, explosives, radioactive materials, hazardous or toxic substances, material or waste, including any substances included in the definition of “hazardous substances.” “hazardous wastes,” “hazardous materials” or “toxic substances” now or subsequently regulated under any applicable federal, state or local regulations, including petroleum-based products, asbestos. PCBs and similar compounds. Tenant shall be fully and completely liable to Landlord for any and all cleanup costs, and any and all other charges, penalties (civil and criminal) imposed by any governmental authority’ with respect to Tenant’s use, disposal, transportation, generation and/or sale of Hazardous Materials, in or about the Project and any Hazardous Materials brought into the Premises during the Term. Tenant shall indemnify, defend and save Landlord and Landlord’s mortgagees harmless from any and all costs and penalties arising in connection with Tenant’s use, disposal, transportation, generation and/or sale of Hazardous Materials.
6.5    Telecommunications Services.
6.5.1    Tenant. Tenant, at its expense, shall arrange for all telecommunications services desired by Tenant. Landlord will have no responsibility for the maintenance of Tenant’s telecommunications equipment and/or wiring (“Telecom Facilities”), or for any infrastructure to which it is connected. Landlord may include in Common Expenses, or may charge Tenant the portion of all costs attributable to Tenant, in connection with: constructing and/or installing additional risers, conduit or equipment rooms to accommodate Tenant’s Telecom Facilities; providing cable pair assignments; computer equipment and/or software for maintaining records of line connections; third party cable management fees; fees of any consulting engineers or other experts Landlord engages for the effective management of Telecom Facilities or Tenant s compliance with this Section 6.5.
6.5.2    Telecom Problems. Landlord will have no responsibility for any claims, costs or damages (“Telecom Claims”) in connection with, and Landlord does not warrant that Tenant’s use of its Telecom Facilities will be free from all of the following (collectively, “Line Problems”): (a) any shortages, failures, variations, interruption caused by (i) work on telecommunications equipment and/or wiring by or for other tenants or occupants at the Building; (ii) any failure of the environmental conditions or the power supply for the Building to conform to any requirements for Tenant’s Telecom Facilities, or (iii)any other problems associated with any of Tenant’s Telecom Facilities; (b) any failure of any Telecom Facilities to satisfy Tenant’s requirements; or (c) any eavesdropping or wire-tapping by unauthorized parties. The occurrence of any Line Problems shall not be considered an actual or constructive eviction of Tenant or relieve Tenant from performance of Tenant’s obligations under this Lease.
6.5.3    EMF. If Tenant’s Telecom Facilities create an electromagnetic field exceeding radiation limits permitted by FCC regulations, as now or hereafter amended (“FCC Regs”), Landlord may require Tenant to take any and all steps necessary to reduce radiation to levels permitted by the FCC Regs. Tenant will indemnify and hold Landlord harmless from all liability, costs and damages arising out of Tenant’s electromagnetic emissions, including any failure of Landlord to take any action in connection with such emissions. If Tenant’s Telecom Facilities and other Telecom Facilities located in the Project together exceed the radiation limits permitted by FCC Regs, Tenant will pay its share, as reasonably determined by Landlord, of all costs associated with safety’ measures taken by Landlord.
6.5.4    Alternative Provider. If Tenant wishes to utilize the services of a telecommunications provider whose equipment is not servicing the Building (an “Alternate Provider”), Tenant shall notify’ Landlord of the name of the Alternate Provider, the type of service to be provided, the equipment Alternate Provider, wishes to install in the Building and any other information that Landlord reasonably requests. No Alternate Provider may install any equipment in the Building until Landlord has given its written consent, not unreasonably withheld. Landlord may require that the following conditions be met: (a) the Alternate Provider entering into a written agreement reasonably satisfactory to Landlord with all terms and conditions of the Alternate Provider’s access to the Project; (b) Landlord will incur no expense, including for installation, maintenance and service; (c) Landlord’s right to approve the location, plans and installation of all equipment and wiring; (d) before commencing any work in or about the Project, the Alternate Provider (1) supplies Landlord with indemnities, evidence of insurance, financial statements and other information Landlord deems reasonably necessary; and (2) agrees to abide by rules Landlord deems reasonably necessary to protect the Project and the interests of the other tenants; (e) Landlord has reasonably determined that there is sufficient roof, riser, conduit and/or equipment space for the Alternate Provider’s equipment and cabling, considering the current and probable future needs of other tenants and prospective tenants; (f) the Alternate Provider is licensed, qualified to do business in the state where the Premises is located and has sufficient experience and financial strength to perform its obligations; and (g) the Alternate Provider agrees to compensate Landlord in the amount reasonably determined by Landlord for the space used in the Building and all costs that Landlord may incur in Alternate Provider’s equipment within the Building. The provisions of this Section may be enforced solely by Tenant and Landlord. No telephone or telecommunications provider shall be deemed a third party beneficiary of Section 6.5.
6.6    Compliance/Permits. Tenant, at its own expense, shall obtain and pay for all permits related to its business and/or its specific use of the Premises. At its expense, Tenant shall comply with all laws, orders, ordinances and regulations of federal, state or other governmental authorities and with any direction made pursuant to law of any public officer with respect to the Premises or the use thereof, including any obligation to make alterations in the Premises required as a condition of Tenant’s occupancy.
7.    MAINTENANCE AND REPAIRS/LANDLORD SERVICES
7.1    Tenant’s Repairs. Except as provided in Section 7.2 (Landlord’s Obligations), Section 12 (Damage or Destruction), and Section 13 (Condemnation), Tenant shall keep and maintain all portions of the Premises in good order, condition and repair, including, interior and exterior doors and windows, floors, lighting (including bulbs) and all fixtures and equipment in the Premises. Tenant’s repair and maintenance responsibility shall include replacement of equipment and components which can no longer be brought into good operating condition with repairs. If any part of the Project is damaged by any act or omission of Tenant, its agents, employees or invitees. Tenant shall pay the cost of repairing or replacing the damage. Tenant shall maintain the portions of the Premises which Tenant is obligated to maintain in an attractive, first-class and fully operative condition.
7.2    Landlord’s Obligations. Landlord shall be responsible for the maintenance and repairs to the portions of the Project which are not Tenant’s responsibility (the “Project Work”). Project Work shall include the repair, maintenance and replacement of the roof, electrical, plumbing and other mechanical systems and the common areas and exterior of the Project. If any Project Work is necessitated due to damage caused by Tenant, its agents or employees, Landlord may require Tenant to pay the cost of that work within 10 days of receipt by Tenant of the invoice. Tenant waives the benefit of any present or future law which might give Tenant the right to repair the Premises at Landlord’s expense or to terminate the Lease due to the condition of the Premises.
7.3    Basic Services. Landlord shall provide lamp replacement service for Building standard light fixtures, window washing at reasonable intervals, and customary Building janitorial service for all common areas. Janitorial service for common areas shall be provided five days per week excluding service for legal holidays. The costs of any janitorial or other services provided by Landlord to Tenant which are in addition to the services ordinarily provided by Landlord shall be reimbursed by Tenant as Additional Rent upon receipt of billings therefore.
During Normal Business Hours, Landlord shall furnish to the Premises the heating and air conditioning required in Landlord’s judgment for the comfortable use and occupancy of the Premises. If requested by Tenant, Landlord shall furnish heating and air conditioning at times other than Normal Business Hours at Landlord’s then standard hourly rate for after-hours services, which will be adjusted periodically, payable upon receipt of billings therefore.
Electricity shall be provided by the applicable provider for normal office use, including lighting and operation of customary office machines, and water, both in quantities usually furnished or supplied by Landlord to tenants leasing space in the Building. The mechanical system is designed to accommodate normal and customary heating loads. Before installing lights and equipment in the Premises, which in the aggregate exceed the design of the systems or require more than 120 volts single phase, Tenant shall obtain the written permission of Landlord. Landlord may refuse to grant such permission unless Tenant agrees to pay in advance Landlord’s costs of installing separate metering and any supplementary air conditioning or electrical systems required by such equipment or lights. In addition. Tenant shall pay Landlord in advance, as Additional Rent (except to the extent the costs are billed directly to Tenant through separate metering),Landlord’s estimate of the cost of furnishing electricity for such equipment or lights and Landlord’s estimate of the cost of operating and maintaining supplementary’ air conditioning related to Tenant’s use of such equipment or lights. Landlord may install and operate, at Tenant’s cost, a monitoring/metering system to measure the added demands on electricity or HVAC systems. Tenant shall comply’ with Landlord’s instruction for the use of drapes, blinds and thermostats.

Landlord shall provide such security for the Project as it deems appropriate. During other than Normal Business Hours (Section 1), Landlord may restrict access to the Building in accordance with the Building’s security system (with access via key or card key). Landlord shall not be liable to Tenant for injury to its agents, employees, customers or invitees, or for losses due to theft or burglary, or for damages done by unauthorized persons.
7.4    Additional Services. If Tenant desires any of the aforementioned services (or items) in amounts in excess of Building standard (other than HVAC service) Landlord will provide those additional services if it is reasonably practical to do so and, Tenant shall pay to Landlord the fees charged for such additional services (or items), upon receipt of billings therefore.
7.5    Interruption of Service. Landlord does not warrant that any utilities or services will be free from interruption including by reason of accident, repairs, alterations, computer programming weaknesses or other causes. No utility interruption shall be deemed an eviction or disturbance of Tenant, or render Landlord liable to Tenant for damages. If an interruption is caused by the gross negligence or willful misconduct of Landlord, the Base Rent shall abate for the period of the interruption.
8.    ALTERATIONS
8.1    Alterations Procedures. Following any work performed pursuant to Exhibit C, Tenant shall not make any alterations to the Premises without Landlord’s prior written consent, which shall not be unreasonably withheld so long as the alterations do not affect the structure, the exterior appearance of the Building or the Building systems. Landlord may condition its consent on various matters, including Tenant agreeing to remove the alterations and repair any resulting damage on Lease termination at Tenant’s cost, Tenant posting security for the estimated removal/repair cost, paying a construction management fee to Landlord or its agent, Landlord’s approval of the plans and specifications for the work, and use of union-affiliated contractors and subcontractors. Landlord may require Tenant to provide lien waivers prior to commencement of the work. All alterations, additions, and improvements shall be done in a good and workmanlike manner, in conformity with all applicable laws and regulations, and by a contractor approved by Landlord. Upon completion of any such work, Tenant shall provide Landlord with “as built” plans, copies of all construction permits, contracts and approvals, and proof of payment for all labor and materials.
8.2    Mechanic’s Lien. Tenant shall have no express or implied authority to place any lien or encumbrance upon, Landlord’s interest in the Premises or to burden the Rent for any claim in favor of any person dealing with Tenant, including those who furnish materials or perform labor for any construction or repairs, and each such claim shall attach, if at all, only to Tenant’s leasehold interest. Tenant will cause to be paid when due all sums owed for any labor performed or materials furnished in connection with any work performed on the Premises for Tenant. Landlord may require Tenant to post a notice of Landlord’s non-responsibility with respect to the work prior to starting the work.
8.3    Condition upon Surrender. Upon the termination of the Lease, Tenant shall remove all its personal property and surrender the Premises to Landlord, broom clean and in the same condition as received except for ordinary wear and tear which Tenant was not otherwise obligated to remedy under this Lease, including with all electrical, plumbing and other mechanical systems in good operating condition and shall deliver all keys to the Building and Premises to Landlord. In addition. Landlord may require Tenant to remove any alterations made by Tenant and to restore the Premises to its prior condition, at Tenant’s expense. All alterations which Landlord does not require Tenant to remove shall become Landlord’s property and shall be surrendered to Landlord on termination of the Lease, except that Tenant may remove any of Tenant’s machinery or equipment which can be removed without material damage to the Premises. Tenant shall repair, at Tenant’s expense, any damage to the Premises caused by the removal of any such machinery or equipment. Notwithstanding anything in this Section to the contrary. Tenant shall not remove any fixtures or equipment considered a part of the real property without Landlord’s prior written consent or unless required by Landlord. Such items shall include: any wiring; power panels, lighting or lighting fixtures; wall coverings; drapes, blinds or other window coverings; floor coverings. Telecommunications and data cabling shall not be considered part of the real estate and Tenant shall remove it and make any necessary repairs. All property required by Landlord to be removed from the Premises at the end of the Term and which remains after Tenant vacates, shall be deemed abandoned and may, at the election of Landlord, be retained as Landlord’s property, or may be removed from the Premises by Landlord at Tenant’s expense and either disposed of or stored at Tenant’ expense. Tenant waives any claim against Landlord for damage to or disposal of any personal property removed from the Premises by Landlord.
9.    SECURITY DEPOSIT
Upon execution of this Lease, Tenant shall deposit with Landlord the Security Deposit specified in Section I. Landlord may apply all or part of the Security Deposit to any unpaid Rent or to cure any other defaults of Tenant. If Landlord uses any part of the Security Deposit, Tenant shall restore the Security Deposit to its original amount within 10 days after Landlord’s written request. Tenant’s failure to do so shall be a default under this Lease and the overdue amount shall accrue interest as any delinquent payment. If twice within any 12 month period, late charges are assessed against Tenant by Landlord. Landlord may, by written notice to Tenant, require Tenant to pay Landlord an amount equal to two months Base Rent as an increase in the Security Deposit, due within 5 days after Tenant’s receipt of the notice. If Landlord transfers its interest in the Premises, Landlord shall transfer the Security Deposit to its successor in interest, whereupon Landlord shall be automatically released from any liability for the return of the Security Deposit. If, at the end of the Term, Tenant has fully complied with all obligations under this Lease, then the remaining Security Deposit shall be returned to Tenant after Landlord has verified that Tenant has fully vacated the Premises, removed all of its property and surrendered the Premises in the condition required; provided that Landlord may hold back a portion of the Security Deposit until final determination of Tenant’s Share of Common Expenses due hereunder, whereupon any final adjustment shall be made and any remaining Security Deposit shall be returned to Tenant. Landlord’s obligations with respect to the Security’ Deposit are those of a debtor and not of a trustee, and Landlord can commingle the Security Deposit with Landlord’s general funds and no interest shall be paid to Tenant on the Security Deposit.
10.    INSURANCE/INDEMNITY
10.1    Insurance. At its expense, Tenant shall obtain and maintain at all times during the term of this Lease: (a) commercial general liability insurance with limits of at least $2 million per occurrence, $2 million general aggregate, and $2 million products completed operations general aggregate, or such higher amounts as Landlord may from time to time require, containing an aggregate per location endorsement; and primary with regard to the Premises (not contributory with Landlord’s coverage): (b) special form insurance for Tenant’s property to its full replacement value and business interruption insurance; and (c) other coverages Landlord reasonably requires. The policies shall be written by insurers reasonably acceptable to Landlord, shall be on forms reasonably’ acceptable to Landlord, shall not contain deductibles exceeding $5,000 without Landlord’s prior written approval and shall contain waivers of subrogation with regard to Landlord and the other additional insureds. The liability policy shall be on an occurrence form and name the entities listed in Section 1 as additional insureds, as their interests may appear. All insurers shall agree not to cancel or amend (including as to scope or amount of coverage) such policies without at least 30 days prior written notice to Landlord. Tenant shall furnish Landlord with certificates of insurance evidencing the above coverages at all times during the Term as well as a copy of the additional insured endorsement. As part of Common Expenses. Landlord shall maintain (a) property insurance on the Project; (b) commercial general liability insurance insuring Landlord; (c) rental loss insurance; and (d) such other insurance as Landlord elects to carry. The liability insurance obtained by Landlord shall be excess, secondary and non-contributory and Tenant’s insurance shall be primary. Landlord shall not obtain insurance for Tenant’s fixtures or equipment or Tenant’s other property. Common Expenses shall include the deductibles on Landlord’s coverage. Tenant shall not do or permit anything to be done which invalidates Landlord’s insurance policies or increases the premiums and any such increase shall be paid by Tenant.
10.2    Indemnity. Subject to Landlord’s release in Section 10.3.2, Tenant shall indemnify and defend (using legal counsel acceptable to Landlord) all Landlord Parties (defined below) from any claims, costs (including attorneys’ fees and other litigation costs) or damages arising in connection with (a) the occupancy or use of the Premises by Tenant Parties (defined below) and customers, including any work undertaken or contracted for by Tenant: (b) Tenant’s breach of this Lease, (c) any negligent or wrongful act or omission of Tenant Parties or customers: (d) any accident, injury, occurrence or damage in or about the Premises; and (e) any claim against Landlord by any employee or former employee of Tenant. This indemnity is not contingent upon insurance coverage, is not limited to the amount of any insurance proceeds, and operates independently of the insurance provisions of this Lease. Landlord Parties shall mean Landlord, any mortgagees, Washington Capital Management, Inc. (“WCM”), the property manager, and their respective members, partners or other owners and affiliates, subsidiaries, successors and assigns. Tenant Parties means Tenant. Tenant’s shareholders, members, partners or other owners, Tenant’s affiliates and subsidiaries, and any directors, officers, employees, sublessees, licensees, invitees, agents, contractors and successors and/or assigns of such persons or entities.
10.3    Waivers.
10.3.1    Tenant Waiver. Tenant hereby releases, waives and discharges the Landlord Parties from any and all claims Tenant might otherwise now or hereafter possess associated with, any loss covered by insurance (or which would have been covered by the insurance Tenant is required to carry hereunder), including the deductible portion thereof, regardless of cause.
10.3.2    Landlord’s Waiver. Landlord hereby releases, waives and discharges the Tenant Parties from any and all claims Landlord might otherwise now or hereafter possess associated with any loss covered by Landlord’s insurance (or which would have been covered by the insurance Landlord is required to carry hereunder), but excluding the deductible portion thereof, regardless of cause.
10.4    Survival. The provisions of this Section 10 shall survive expiration or termination of this Lease.
11.    ASSIGNMENT AND SUBLETTING
11.1    Assignment or Sublease. Tenant shall not assign this Lease or sublet the whole or any part of the Premises (each, a “Transfer” and any assignee or sublessee, a “Transferee”) without Landlord’s prior written consent which shall not be unreasonably withheld. To assist Landlord in determining whether to consent to a Transfer. Tenant shall submit the following to Landlord as well as any other information reasonably requested by Landlord, (i) the name, legal entity and jurisdiction of the Transferee; (ii) a description of the proposed use of the Premises; (iii) the terms of the proposed Transfer; (iv) current financial statements and the most recent filed federal income tax return of the proposed Transferee; and (v) the proposed Transfer documents. No Transfer shall affect the liability of Tenant under this Lease and Tenant and any Transferee shall be liable to Landlord for performance of Tenant’s obligations under this Lease. Consent to any Transfer shall not operate as a waiver of the necessity of a consent to any subsequent Transfer.

11.2    Entity Ownership. The cumulative transfer of an aggregate of 50% or more of the voting interests in a Tenant entity, including by creation or issuance of new ownership interests (except as the result of transfers by gift or inheritance and except for transfers of interests in publicly traded entities) shall be deemed a Transfer of this Lease.
11.3    Assignee Obligation. Any assignee will be required to assume all obligations of Tenant and shall be jointly and severally liable with Tenant for the performance of all of Tenant’s obligations under this Lease. Any sublessee will be required to assume all obligations of Tenant to the extent they relate to the subleased premises. Tenant shall provide Landlord duplicate originals of all instruments of assignment, sublease or assumption. If the Transferee defaults. Landlord may, without affecting any other rights of Landlord, proceed against Tenant or any Transferee or any other person liable for Tenant’s obligations hereunder. Tenant shall provide the notice address for any subtenant or assignee to Landlord prior to the effective date of the Transfer and if it is not provided, the applicable notice address shall be deemed to be the Premises.
11.4    Fees. Tenant shall reimburse Landlord for any out-of-pocket costs incurred by Landlord in connection with any request for consent to a Transfer. In addition, any request for consent to a Transfer shall be accompanied by payment of a non-refundable fee of $500 to compensate Landlord for the administrative burden of processing the request.
11.5    Assignment/Subletting Income. Tenant shall immediately pay to Landlord 75% of any amounts payable by an assignee to Tenant which exceed the Rent payable by Tenant hereunder, whether in the form of assignment fees or increased Base Rent or otherwise; provided that Tenant shall be permitted to deduct amortization of Tenant’s out of pocket costs for the assignment spread over the remaining Term. Tenant shall immediately pay to Landlord 75% of any amounts payable by a sublessee which exceed, on a per square foot basis, the Rent due from Tenant hereunder; provided that Tenant shall be permitted to deduct amortization of Tenant’s out of pocket costs for the sublease, amortized over the sublease term.
11.6    Landlord’s Recapture Right. In lieu of granting consent to any proposed Transfer, Landlord reserves the right to terminate this Lease or, in the case of subletting of less than all the Premises, to terminate this Lease with respect to such portion of the Premises, as of the proposed effective date of the Transfer, in which event Landlord may enter into the relationship of landlord and tenant with such proposed Transferee or to any other third party. Such termination shall not relieve Tenant from any obligations under this Lease with regard to the time period prior to the termination.
12.    DAMAGE OR DESTRUCTION
12.1    Notice of Damage. Tenant shall notify Landlord in writing immediately upon the occurrence of any damage to the Premises. Subject to Sections 12.2 and 12.3, if Landlord’s insurance proceeds available to Landlord are sufficient to pay for the necessary repairs, this Lease shall remain in effect and Landlord shall repair the damage to the Building as soon as is reasonably practicable, and Tenant shall repair any damage to Tenant’s fixtures and equipment or Tenant’s other property including any alterations not covered by Landlord’s insurance.
12.2    Decision. If (i) the insurance proceeds received by Landlord are not sufficient to pay the entire cost of repair, or if the cause of the damage is not covered by the insurance; or (ii) if Landlord considers the damage to be significant, then Landlord may elect either to (1) repair the damage to the Building and the tenant improvements as soon as reasonably practicable, in which case this Lease shall remain in full force and effect, or (2) terminate this Lease. Landlord shall notify Tenant of Landlord’s decision within 90 days after notice of the occurrence of the damage. If Landlord elects to repair the damage, Tenant shall pay Tenant’s Share of the deductible under Landlord’s insurance policy and, if the damage was due to an act or omission of Tenant or Tenant’s employees, agents, contractors or invitees, Tenant shall also pay the balance of the deductible as well as the difference between the actual cost of repair and any insurance proceeds. If the Lease does not terminate as a result of the damage but the damage materially interferes with Tenant’s use of the Premises, then the Base Rent shall be reduced pro rata, to reflect the portion of the Premises not useable by Tenant.
12.3    End of Term. If the damage to the Premises occurs during the last 12 months of the term, and the damage requires more than 60 days to repair, either Landlord or Tenant may elect to terminate this Lease as of the date the damage occurred regardless of the sufficiency of any insurance proceeds. The party electing to terminate this Lease shall give written notification to the other party of such election within 20 days after Tenant’s notice to Landlord of the occurrence of the damage.
13.    CONDEMNATION
If the Project is condemned or taken for any public or quasi-public purpose, including any purchase in lieu of condemnation, this Lease shall terminate as of the date of taking of possession for such use or purpose. If a portion of the Project is condemned or taken, (whether or not the Premises be affected), Landlord may, by notice to Tenant, terminate this Lease as of the date of the taking of possession. If Landlord does not terminate this Lease, and if the taking results in a reduction in the square footage of the Premises, then the Base Rent shall be reduced pro-rata, and Landlord shall perform any necessary repairs to restore the Building to a complete unit. Landlord shall be entitled to the entire award in any condemnation proceeding, including any award for the value of any unexpired term of this Lease, and shall have the exclusive authority to settle the condemnation proceeding, and the exclusive discretion to grant “possession and use” to the condemning authority, and Tenant shall have no claim against Landlord or against the proceeds of the condemnation, provided, however, that Landlord shall not be entitled to any moneys paid to Tenant by the condemnor for moving expenses and business losses pursuant to applicable relocation statutes.
14.    INSOLVENCY AND DEFAULT
14.1    Defaults. Tenant shall be in default under this Lease if (a) Tenant fails to pay any Rent when due, or (b) Tenant fails to perform any other obligation under this Lease, or (c) a Financial Distress Default (Section 14.9) occurs. Subject to the late charges and interest due under Section 14.8, Landlord agrees that it shall not invoke its remedies under this Section 14 if Tenant cures a Curable Default (defined below) within the applicable cure period (set forth in Section 14.2 below’). If a Curable Default occurs and Tenant fails to cure the default within the applicable cure period or if any other default occurs, Landlord may, immediately or at any time thereafter, and without preventing Landlord from exercising any other right or remedy, elect to terminate this Lease by notice, by lawful entry or otherwise, whereupon Landlord shall be entitled to recover possession of the Premises from Tenant and those claiming through or under Tenant. In addition, Landlord may require Tenant to pay to Landlord a fee of $300 for each non-monetary Curable Default not cured within the applicable cure period. The fee shall be due and payable within 10 days after Landlord’s invoice and if not paid within that time period shall represent a monetary default and is intended to compensate Landlord for the additional time and effort required to address the breach. Termination of this Lease and any repossession shall be without prejudice to any remedies Landlord has for arrears of Rent or for a prior breach of any of the provisions of this Lease.
In case of termination, Tenant shall be liable to Landlord for all costs and expenses including the amounts due under Sections 14.3 and 14.4. If Tenant fails to perform any of Tenant’s covenants which Tenant has failed to perform at least twice previously in any 12-month period (although Tenant shall have cured any such previous breaches after notice from Landlord, and within the applicable cure period), then Landlord may there-after, without further notice, exercise any remedies permitted by this Section 14 or by law, including termination of this Lease. Each right and remedy provided Landlord in this Lease is cumulative and in addition to every other right or remedy provided in this Lease, or now or hereafter existing at law, in equity, by statute or otherwise. The exercise by Landlord or any one or more such rights or remedies will not preclude the simultaneous or later exercise by Landlord of any or all other rights or remedies.
14.2    Cure Periods.
Monetary Default. Tenant fails to pay any Rent when due, it is a Cureable Default and the cure period shall be 5 days after notice from Landlord.
Financial Distress Default (See Section 14.9). An Involuntary Financial Distress Default is a Curable Default and the cure periods are set forth in Section 14.9. A Voluntary Financial Distress Default is not a Curable Default.
Insurance Default. If Tenant fails to maintain the required insurance, it is a Curable Default and the cure period is three business days after the date the failure occurs.
Estoppel or Subordination Default. If Tenant fails to provide the requested estoppel certificate (Section 15.3) or subordination agreement (Section 15.1) within the time period provided, it shall be a Curable Default and the cure period shall be three business days from the second request.
Abandonment. If Tenant vacates the Premises during the Term, it is not a Curable Default.
Hazardous Materials. If Tenant breaches the provisions of Section 6.4 (Hazardous Materials) it shall be a Curable Default and the cure period shall be three business days after notice from Landlord.
Other Defaults. Any non-monetary breaches of this Lease not listed above in this Section 14.2 shall be considered Curable Defaults and the cure period shall be ten days after notice from Landlord; provided that if the default can not reasonably be cured within that time period, Tenant shall have such additional time as is reasonably necessary to cure the default so long as Tenant commences the cure within the ten day period and diligently pursues the cure to completion.
14.3    Expense Recovery. Items of expense for which Tenant shall be liable to Landlord for in connection with a termination of this Lease for default shall include: (i) all collection costs and all costs of obtaining Tenant’s compliance with this Lease, including attorneys’ fees and enforcement costs; (ii)the unamortized portion of (a) leasing commissions paid in connection with this Lease, and (b) costs incurred by Landlord to improve the Premises (amortized on a straight line basis over the initial Term with interest at 12%); and (iii) all Landlord’s other costs proximately caused by the termination. The above sums shall be due and payable immediately upon notice from Landlord without regard to whether the cost or expense was incurred before or after the termination of this Lease. If proceedings are brought under the Bankruptcy Code, including proceedings brought by Landlord, which relate in any way to this Lease (in any of such cases a ‘Proceeding”), Landlord shall be reimburse for paid all costs incurred in connection with the Proceedings.
14.4    Damages. Notwithstanding termination of this Lease and reentry by Landlord pursuant to Section 14.1, Landlord shall be entitled to recover from Tenant:

(a)Any unpaid Rent which had been earned by Landlord prior to the time of termination with interest at the Default Rate (Section 14.8); plus
(b)The amount by which the unpaid Rent which would have been earned after termination until the time of an award exceeds the amount of loss of Rent that Tenant proves could have been reasonably avoided, with interest at the Default Rate; plus
(c)The worth at the time of an award of the amount by which the unpaid Rent for the balance of the term of this Lease (as extended, if at all, prior to termination) exceeds the amount of such loss of Rent and Additional Rent that Tenant proves could have been reasonably avoided (including interest at the Default Rate from the date of the award until paid), discounted at the discount rate of the Federal Reserve Bank of San Francisco, or successor Federal Reserve Bank, on the date of termination; plus
(d)Any other amount necessary to compensate Landlord for all the damage proximately caused by Tenant’s failure to perform Tenant’s obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including amounts due and payable pursuant to Section 14.3.
14.5    Non-Termination of Lease. No act of Landlord other than a written declaration of termination of Lease shall serve to terminate this Lease. If there is a default hereunder and Tenant fails to cure it within any applicable cure period, Landlord shall have the right to reenter the Premises and relet the Premises for Tenant’s account, without terminating the Lease. If Landlord reenters the Premises and does not elect to terminate this Lease, Tenant shall pay Landlord the loss of Rent by a payment at the end of each month during the remaining Term representing the difference between the Rent which would have been paid in accordance with this Lease and the rent collected from the Premises by Landlord for such month. Separate actions may be maintained by Landlord against Tenant from time to time to recover any damages which, at the commencement of any action, are then due and payable to Landlord under this Section 14 without waiting until the end of the Term of this Lease.
14.6    Reletting. If Tenant’s right of possession has been terminated (with or without termination of this Lease), Landlord may at any time, and from time to time, relet the Premises in whole or in part either in its own name or as agent of Tenant for any period equal to or greater or less than the remainder of the then-current Term. All rentals received by Landlord from such reletting shall be applied first to the payment of any amounts other than Rent due hereunder from Tenant to Landlord; second, to the payment of any costs and expenses of such reletting and of alterations and repairs; third, to the payment of Rent due and unpaid hereunder; and the residue, if any, shall be held by Landlord and applied in payment of future Rent as it becomes due hereunder. Upon a reletting of the Premises, Landlord shall not be required to pay Tenant any sums received by Landlord in excess of amounts payable in accordance with this Lease.
14.7    Right of Landlord to Cure Defaults. If Tenant defaults under this Lease, Landlord may cure the default, at Tenant’s expense, immediately and without notice if Landlord believes the default creates a risk of damage to persons, property or the interests of others, or in any other case only upon Tenant’s failure to remedy such default within the applicable cure period, if any. Tenant shall reimburse Landlord for any costs of the cure with interest at the Default Rate.
14.8    Unpaid Sums and Service Charge. Any amounts owing from Tenant to Landlord under this Lease shall bear interest at 12% per annum (the “Default Rate”), calculated from the date due or expended until the date of payment. In addition, if any payment of Rent is not paid within 10 days of its due date, Tenant shall pay a late charge equal to the greater of $250 or 10% of the overdue amount as liquidated damages for Landlord’s extra expense and handling of such past due account.
14.9    Financial Distress.
14.9.1    Definition. Each of the following shall be an “Financial Distress Default” under this Lease: (a) the making by Tenant of any general assignment or general arrangement for the benefit of creditors; the filing by or against Tenant of a petition to have Tenant adjudged a bankrupt, or a petition for reorganization or arrangement under any law relating to bankruptcy; (b) the appointment of a trustee or a receiver to take possession of all or any part of Tenant’s assets: or (c) the entry of any final judgment against Tenant for an amount greater than six months Rent. A Financial Distress Default shall be considered “Voluntary” if the action initiating the default was made by Tenant or a person or entity controlling, controlled by, or under common control with Tenant and otherwise shall be considered “Involuntary”. For example, a bankruptcy filing initiated by Tenant is a Voluntary Financial Distress Default and a bankruptcy filing by creditors of Tenant shall be considered an Involuntary Financial Distress Default. Tenant shall immediately notify Landlord upon the occurrence of any Financial Distress Default. Tenant shall have 60 days to cure an Involuntary Financial Distress Default under clause (a) above. Tenant shall have 30 days to cure an Involuntary Financial Distress default under clauses (b) and (c) above. If a Voluntary Financial Distress Default occurs or if an Involuntary Financial Distress Default is not cured within the above cure periods, then the provisions of Section 14.9.2 shall apply.
14.9.2    Filing of Petition. If a petition (“Petition”) is filed by or against Tenant (as either debtor or debtor-in-possession) under Title 11 of the United States Code (the “Bankruptcy Code”) and same is not dismissed within 60 days thereafter:
(a)Adequate protection for Tenant’s Lease obligations accruing after filing of the Petition shall be provided within 15 days after filing in the form of a deposit equal to two months Base Rent and Additional Rent (in addition to the Security Deposit), to be held by the court or an escrow agent approved by Landlord and the court.
(b)All amounts payable by Tenant to Landlord under this Lease represent reasonable compensation for the occupancy of the Premises by Tenant.
(c)Tenant or Trustee shall give Landlord at least 30 days written notice of any abandonment of the Premises or proceeding relating to administrative claims. If Tenant abandons without notice, Tenant or Trustee shall stipulate to entry of an order for relief from stay to permit Landlord to reenter and relet the Premises.
(d)For purposes of Section 365(b)(1) of the Bankruptcy Code, prompt cure of defaults shall mean cure within 30 days after assumption and shall include cure of any defaults under any other agreements between Landlord and Tenant.
(e)For the purposes of Section 365(b)(1) the Bankruptcy Code, adequate assurance of future performance of this Lease by Tenant, Trustee or any proposed assignee of the Lease will require that Tenant, Trustee or the proposed assignee deposit two months Base Rent and Additional Rent payments into an escrow fund (to be held by the court or an escrow agent approved by Landlord and the court) as security for such future performance. In addition, if the Lease is to be assigned, adequate assurance of future performance by the proposed assignee shall require that the assignee have a tangible net worth equal to eight times the annual Rent due hereunder or that such assignee’s performance be unconditionally guaranteed by a person or entity that has a tangible net worth not less than the above amount.
(f)If Tenant or Trustee intends to assume and/or assign the Lease, Tenant or Trustee shall provide Landlord with 30 days written notice of the proposed action, separate from and in addition to any notice provided to all creditors. Notice of a proposed assignment and assumption shall state the assurance of prompt cure, compensation for loss and assurance of future performance to be provided to Landlord. Notice of a proposed sale shall state: (i) the name, address, and federal tax ID numbers of the proposed assignee; (ii) the terms and conditions of the proposed assignment, and (iii) the proposed assurance of future performance.
14.10    Default by Landlord. Subject to Section 15.4, Landlord shall not be in default under this Lease unless Landlord (or such ground lessor, mortgagee or beneficiary) fails to cure such non-performance within 30 days after receipt of Tenant’s written notice (or such longer period of time as is reasonably necessary to cure the default) and such notice shall also be sent in accordance with Section 15.4. If Landlord fails to cure the default within the cure period, Tenant shall have all rights and remedies available at law and in equity other than the right to terminate the Lease or any offsets against Rent.
15.    PROTECTION OF LENDERS
15.1    Subordination. This Lease shall be subordinate to any financing now existing or hereafter placed upon the Project by Landlord, and to any and all advances to be made thereunder and to interest thereon and all modifications thereof (each, a “Mortgage”). This provision shall be self-operative. Tenant shall execute and deliver any subordination agreement required by the holder of a Mortgage, but only if any such subordination agreement provides that so long as Tenant is not in default under this Lease beyond any applicable cure period, Tenant shall have the continued enjoyment of the Premises free from any disturbance or interruption by any holder of a Mortgage or any purchaser at a foreclosure or private sale of the Project.
15.2    Attornment. If Landlord’s interest in the Premises is acquired by any ground lessor, holder of a Mortgage, or purchaser at a foreclosure sale, or transferee thereof, Tenant shall attorn to the transferee of or successor to Landlord’s interest in the Premises and recognize such transferee or successor as Landlord under this Lease. Tenant waives the protection of any statute or rule of law which gives or purports to give Tenant any right to terminate this Lease or surrender possession of the Premises upon the transfer of Landlord’s interest.
15.3    Estoppel Certificates. Tenant shall, within 10 days of demand, execute and deliver to Landlord a written statement certifying: (i) the commencement and the expiration date of the Term; (ii) the amount of Base Rent and the date to which it has been paid; (iii) that this Lease is in full force and effect and has not been assigned or amended in any way (or specifying the date and terms of each agreement so affecting this Lease) and that no part of the Premises has been sublet (or to the extent such is not the case, a copy of any sublease); (iv) that Landlord is not in default under this Lease (or if such is not the case, the extent and nature of such default); (v) on the date of such certification, there are no existing defenses or claims which Tenant has against Landlord (or if such is not the case, the extent and nature of such defenses or claims); (vi) the amount of the Security Deposit held by Landlord; and (vii) any other information a mortgagee or purchaser may reasonably request. It is intended that any such statement shall be binding upon Tenant and may be relied upon by a prospective purchaser or mortgagee. If Tenant fails to provide the requested estoppel within 10 days after receipt of the request, in addition the provisions of Section 14: (a) Tenant shall be deemed to have given a certificate as above provided, without modification, and shall be conclusively deemed to have admitted the accuracy of any information supplied by Landlord to a prospective purchaser or mortgagee, and (b) Landlord may impose a fee of $100 per day for each day of delay in providing the statement by Tenant after the 10 day period. The estoppel certificate shall run to the benefit of all those Landlord specifies as addressees.
15.4    Notice. Tenant shall give written notice of any failure of Landlord to perform any of its obligations under this Lease to Landlord and to any ground lessor, mortgagee or beneficiary under any deed of trust encumbering the Project whose name and address has been furnished to Tenant and such parties shall have the right but no obligation to cure the default on Landlord’s behalf. Landlord shall not be in default under this Lease unless Landlord (or such ground lessor, mortgagee or beneficiary) fails to cure such non-performance within 30 days after receipt of Tenant’s notice, or such longer period as is reasonably necessary for the cure.
16.    LIABILITY
16.1    Landlord’s Liability. The liability of Landlord to Tenant shall be limited to the interest of Landlord in the Project (and the proceeds thereof). Tenant agrees to look solely to Landlord’s interest in the Project (and the proceeds thereof) for the recovery of any judgment against Landlord, and Landlord and its owners shall not be personally liable for any such judgment or deficiency after execution thereon or matters related to this Lease. In addition, if Landlord sells or otherwise transfers the Project to a new owner, the transferring Landlord shall not thereafter be named or sought after in any matter related to the Project relating to the time period after the transfer and responsibility for those matters shall automatically transfer to the new owner.
16.2    Tenant’s Business Interruption. Notwithstanding any other provision of this Lease, and to the fullest extent permitted by law, Tenant hereby agrees that Landlord shall not be liable for injury to Tenant’s personal property or its business or any loss of income therefrom, whether such injury or loss results from conditions arising upon the Premises or the Project, or from other sources or places including any interruption of services and utilities or any casualty, condemnation, whether the cause of such injury or loss or the means of repairing the same is inaccessible to Landlord or Tenant.
16.3    WCM. If this Lease is signed by Washington Capital Management, Inc. (“WCM”), WCM signs the Lease in a representative capacity as manager of the limited liability company which is Landlord. Tenant acknowledges that WCM has no liability whatsoever under this Lease and Tenant shall have no claims against WCM, its agents or employees in connection with this Lease or the Project.
17.    MISCELLANEOUS PROVISIONS
17.1    Notices. All notices required or permitted under this Lease shall be in writing and shall be personally delivered, sent by facsimile with confirmation of receipt, or sent by certified mail, return receipt requested, postage prepaid. The contact information for each party is set forth in Section 1 and may be changed by written notice to the other party. All notices shall be effective upon either delivery/receipt, rejection of delivery/receipt, or 3 days after mailing in the manner described above. Tenant hereby appoints as its agent to receive the service of all dispossessory proceedings or proceedings to seize Tenant’s personal property and notices thereunder the person in charge of or occupying the Premises at the time, and, if no person shall be in charge of occupying the same, then such service may be made by attaching the same on the main entrance of the Premises. If Tenant does not provide Landlord with a forwarding address following expiration or termination of this Lease, Landlord shall be relieved of any obligation to forward any funds or items to Tenant.
17.2    Non-Waiver/Accord. Failure of Landlord to insist, in any one or more instances, upon strict performance of any term of this Lease, or to exercise any election herein contained, shall not be construed as a waiver or a relinquishment, but the same shall continue and remain in full force and effect. Landlord shall not be deemed to have waived any provision of this Lease unless expressed in writing and signed by Landlord. Tenant specifically acknowledges that where Tenant has received a notice of default (whether Rent or non-rent), no acceptance by Landlord of Rent shall be deemed a waiver of such notice, and, acceptance by Landlord of partial Rent shall be deemed to waive or cure any Rent default. Landlord may, in its discretion, after receipt of partial payment of Rent, refund same and continue any pending action to collect the full amount due, or may modify its demand to the unpaid portion. In either event, the default shall be deemed uncured until the full amount is paid in good funds. Payment by Tenant or receipt by Landlord of a lesser amount than the Rent and other charges stipulated herein shall be deemed to be on account of the earliest stipulated Rent or other charges. No endorsement or statement on any check or any letter accompanying any payment shall be deemed an accord and satisfaction, and Landlord’s acceptance of such check or payment shall be without prejudice to Landlord’s right to recover the balance of the amount due or pursue any other remedy to which it is entitled.
17.3    Brokers. Except as specified in Section 1, if any, Tenant represents and warrants to Landlord, it has not engaged any broker, finder or other person entitled to any commission or fee in respect of the negotiation, execution or delivery of this Lease, and Tenant shall indemnify and defend Landlord against any claims for such commission arising out of agreements made or alleged to have been made by or on behalf of Tenant. If any new leases, modifications to this Lease or other agreements are made between Landlord and Tenant, Landlord shall not have any obligation to pay any brokerage or finders fees to persons engaged by Tenant.
17.4    Entire Agreement; Amendment; Severability. This Lease supersedes all prior and contemporaneous understandings and agreements; the provisions of this Lease are intended by Landlord and Tenant as the final expression of their agreement; this Lease constitutes the complete and exclusive statement of its terms and no representations, promises or agreements, oral or otherwise, between the parties not embodied herein shall be of any force or effect. No provisions of this Lease may be changed, waived, discharged or terminated orally, but only by instrument in writing executed by Landlord and Tenant, or their respective successors in interest, concurrently with or subsequent to the date of this Lease. Tenant acknowledges that neither Landlord nor anyone representing Landlord has made statements of any kind whatsoever on which Tenant has relied in entering into this Lease. Tenant has relied solely on its independent investigation and its own business judgment in entering into this Lease. Any provision of this Lease which shall prove to be invalid, void or illegal shall in no way affect, impair or invalidate any other provision hereof and the remaining provisions hereof shall nevertheless remain in full force and effect.
17.5    Force Majeure. Except as specifically provided otherwise herein, time periods for Landlord’s or Tenant’s performance under any provisions of this Lease (except for the payment of money) shall be extended for periods of time during which the non-performing party’s performance is prevented due to circumstances beyond the party’s control, including strikes, embargoes, governmental regulations, inclement weather and other acts of God, war or other strife and no such delay in Landlord’s performance shall constitute an actual or constructive eviction or entitle Tenant to any abatement of Rent.
17.6    Tenant’s Audit Right. Tenant shall have the right to audit the current year’s expense statement issued by or on behalf of Landlord by written notice given to Landlord within 60 days after receipt of that statement. Such audit shall be conducted in the offices of Landlord’s property manager at the cost of Tenant. Tenant shall keep all of the information disclosed in the course of such audit confidential, and shall require all of its consultants to agree in writing directed to Landlord to keep all such information confidential. Tenant agrees that such audits shall not be permitted to be conducted on a contingency fee basis.
17.7    Heirs and Assigns. This Lease binds any party who legally acquires any rights or interest in this Lease from Landlord or Tenant. However, Landlord shall have no obligations to Tenant’s successor unless the rights or interests of Tenant’s successor are acquired in accordance with the terms of this Lease including the restriction on assignment and subletting. If more than one person or entity executes this Lease as Tenant, the liability of each shall be deemed to be joint and several.

17.8    Waiver of Self-Help. Tenant waives any statutory or common law right to self-help, including any right to make repairs to the Building or common areas.
17.9    Other Taxes. Tenant shall pay, prior to delinquency, all personal property taxes on Tenant’s property.
17.10    Adjustment. Landlord reserves the right to adjust the rentable area of the Premises set forth in Section 1 based on any future measurement of the Premises and Building by Landlord in accordance with commercially reasonable standards uniformly applied and if such area is adjusted, the Base Rent, Tenant’s Share, and the Security Deposit shall be automatically adjusted based on the new measurement.
17.11    Right to Change Public Spaces. Landlord reserves the right at any time, without thereby creating an actual or constructive eviction or incurring any liability to Tenant, to (a) close temporarily any common areas to make repairs or changes or to prevent the acquisition of public rights in such areas, and (b) change the arrangement or location of public areas of the Project not contained within the Premises or any part thereof, including entrances, passageways, parking lots and other public service portions of the Project; provided that Tenant is not prevented from having access to the Premises.
17.12    Consent. Notwithstanding anything contained in this Lease to the contrary, Tenant hereby waives any claim against Landlord for money damages by reason of any refusal, withholding or delaying by Landlord of any consent, approval or statement of satisfaction, and in such event, Tenant’s only remedies therefore shall be an action for specific performance, injunction or declaratory judgment, to enforce any right to such consent. Tenant shall pay Landlord’s out-of-pocket costs incurred in connection with any requests by Tenant for consent.
17.13    Financial Statements. Within 20 days after written request from Landlord, but not more than two times per year, Tenant shall provide the most recent financial statements and tax returns for Tenant and any guarantor, assignee, or subtenant. The information shall remain confidential, subject to review by potential purchasers and lenders, who shall be instructed to maintain such confidentiality.
17.14    No Reservation/Counterparts. The submission of this Lease for examination, or for execution by Tenant, does not constitute a reservation or option to Lease the Premises and this Lease becomes effective as a lease only upon execution and delivery thereof by Landlord and Tenant. At Landlord’s election, this Lease may be executed in counterparts and when all counterparts are executed, the counterparts shall constitute a single binding instrument.
17.15    Authority. If Tenant is an entity rather than a person, each individual executing this Lease on behalf of said entity or its constituents represents and warrants that he/she is duly authorized to execute and deliver this Lease on behalf of said entity. Concurrently with the execution of this Lease, Tenant shall deliver to Landlord any entity resolutions or consents requested by Landlord to evidence such authority. Where Tenant is comprised of more than one person or entity, all covenants and obligations of Tenant hereunder shall be the joint and several covenants and obligations of each person or entity comprising Tenant. Any action permitted or required of Landlord under this Lease may, at Landlord’s election, be performed by Landlord’s property manager on Landlord’s behalf.
17.16    Relocation. Landlord shall have the option to relocate Tenant to other space of approximately the same size elsewhere in the Building, exercisable on 60 days written notice to Tenant. If Landlord exercises the option, (a) Landlord will arrange for the movers and pay the cost of the move, including the reprinting of stationary and including the cost of reconnecting the phone lines and computers, and (b) a new floor plan shall be attached to this Lease and become a part hereof, and (c) all other provisions of this Lease shall remain in full force and effect.
17.17    Utility Deregulation, Tenant acknowledges that Landlord shall have sole control over the determination of which utility providers serve the Project, and Landlord shall have no obligation to give access or easement rights or otherwise allow onto the Project any utility providers except those approved by Landlord. If, for any reason, Landlord permits Tenant to purchase utility services from a provider other than Landlord’s designated company(ies), such provider shall be considered a contractor of Tenant. In addition, Tenant shall allow Landlord to purchase such utility service from Tenant’s provider at Tenant’s rate or at such lower rate as can be negotiated by the aggregation of Landlord’s tenants’ requirements for such utility.
17.18    Clean Air Act. Tenant acknowledges that Landlord has not made any portion of the Premises or the Building accessible for smoking. If Tenant wishes to make any portion of the Premises accessible to smoking, Tenant shall make all improvements necessary to comply with all applicable governmental regulations. Tenant acknowledges that Tenant’s indemnity contained in this Lease includes claims based on the presence of tobacco smoke as a result of the activities of Tenant, its employees, agents or guests.
17.19    Choice of Law and Venue. This Lease shall be governed by the law of the state where the Project is located and the parties agree that venue shall lie in King County, Washington.
17.20    Nondisclosure of Lease Terms. Unless Landlord elects otherwise, the terms and conditions of this Lease constitute proprietary information of Landlord that Tenant will keep confidential. Tenant’s disclosure of the terms of this Lease could adversely affect Landlord’s ability to negotiate other leases and/or impair Landlord’s relationship with other tenants. Accordingly, Tenant will not directly or indirectly disclose the terms or conditions of this Lease to any person or entity other than Tenant’s employees, agents, lenders, attorneys or accountants who have a legitimate need to know such information and who also agree to keep the same confidential.
17.21    Regulations. Tenant shall comply with the terms and conditions of any of the following applicable to the Project and any subsequent changes thereto: (a) CC&R’S, REA’s or other covenants recorded against the Project and any design guidelines referenced therein and any amendments thereto, and (b) any transportation management plan adopted for the Project and all amendments thereto.
17.22    Landlord’s Access. Landlord or its agents may enter the Premises to show the Premises to potential lenders, tenants or other parties, to make repairs, alterations or improvements, to inspect and conduct tests in order to monitor Tenant’s compliance with this Lease and applicable law; or for any other purpose Landlord deems necessary. Landlord shall give Tenant prior notice of such entry, except in the case of emergency. Landlord may place customary “For Sale” or “For Lease” signs in and about the Premises and Project.
17.23    Quiet Possession. If Tenant pays the Rent and complies with all other terms of this Lease, Tenant may occupy the Premises for the full Term against any person claiming by, through or under Landlord, but not otherwise, subject to the provisions of this Lease.
17.24    Costs and Attorneys’ Fees. In the event of litigation between the parties hereto, declaratory or otherwise to enforce this Lease, the non-prevailing party shall pay the costs thereof and attorneys’ fees actually incurred by the prevailing party, in such suit, at trial and on appeal. In addition, if Landlord engages counsel to enforce the terms of this Lease, including for the purpose of preparing a delinquency notice, Tenant shall be required to reimburse Landlord tor all costs incurred before the subject default is considered cured. Tenant shall pay Landlord’s attorneys’ fees and other out-of-pocket costs incurred in connection with any other requests for Landlord’s consent.
17.25    Interpretation. The captions of sections or subsections of this Lease are to assist the parties in reading this Lease and are not a part of the terms and provisions of this Lease. Whenever required by the context of this Lease, the singular shall include the plural and the plural shall include the singular. The masculine, feminine and neuter genders shall each include the other. In any provision relating to the conduct, acts or omissions of Tenant, the term “Tenant” shall include Tenant’s agents, employees, contractors, invitees, successors or others using the Premises with Tenant’s expressed or implied permission. References to “including” shall mean “including without limitation”.
17.26    No Recordation. Tenant shall not record this Lease without prior written consent from Landlord. However, Landlord may require that a “Short Form” memorandum of this Lease executed by both parties be recorded.
17.27    Waiver of Jury Trial. Landlord and Tenant hereby waive all rights to request a jury trial in any proceeding or counterclaim arising out of this Lease or Tenant’s right to occupy the Premises. Tenant agrees that if Landlord commences any summary proceeding for non-payment of Rent or possession of the Premises, Tenant waives all right to interpose any counterclaim in such proceeding. Tenant further waives any right to remove said summary proceeding to any other court or consolidate said summary proceeding with any other action, whether brought before or after the summary proceeding.
17.30    Survival. The obligations of each party applicable to time periods prior to the termination or expiration of this Lease shall survive termination or expiration of this Lease, including Landlord’s right to indemnification and defense from claims arising from matters occurring prior to termination even though the claim is asserted against Landlord after termination, and payment of amounts not finally calculated by the expiration/termination date.
17.31    Holding Over. If Tenant fails to surrender possession of the Premises upon termination or expiration of this Lease, and if Tenant obtains Landlord’s written consent to Tenant’s continued occupancy, then Tenant’s occupancy shall be deemed to be a month to month tenancy, with Base Rent due at a rate one and one half times the Rent payable by Tenant hereunder during the calendar month immediately preceding such termination or expiration (the “Latest Rate”) and Landlord may terminate such month to month tenancy upon 30 days notice to Tenant. If Tenant fails to surrender possession of the Premises upon termination or expiration of this Lease and if Tenant does not obtain Landlord’s written consent to Tenant’s continued occupancy, then Tenant shall be deemed a trespasser and shall be liable to Landlord for all damages sustained by Landlord as a result thereof, together with Base Rate at a rate double the Latest Rate.
17.32    ERISA Contingency. If Exhibit E is attached to this Lease, then this Lease is contingent upon Tenant executing the ERISA Certificate set forth in Exhibit E and taking any other actions requested by Landlord to verify that this Lease is not a prohibited transaction under ERISA. Landlord will rely on the statements by Tenant contained in Exhibit E in agreeing to enter into this Lease. As a result, if Landlord later learns that any of the statements by Tenant on Exhibit E were not correct when made or are no longer correct, then (a) notwithstanding the provisions of Section 14.2, it shall be deemed an incurable default by Tenant under the Lease and Landlord may immediately terminate this Lease by notice to Tenant and Landlord shall be entitled to collect the damages described in Section 14, and (b) Tenant shall indemnity, defend and hold Landlord harmless from any and all damages, costs, or liabilities incurred by Landlord in connection with the false statements.

17.33    Inducements. Any agreement by Landlord for possession of the Premises without the payment or reduced payment of Rent or other charges or for the giving or paying by Landlord to or for Tenant of any cash or other bonus, inducement or consideration for Tenant's entering into this Lease, all of which concessions are hereinafter referred to as “Inducement Provisions” are conditioned upon Tenant's full and faithful performance of all of the terms, covenants and conditions of this Lease to be performed or observed by Tenant during the Term. If Tenant defaults hereunder and fails to cure the default within any applicable cure period, any Rent, other charges, bonus, inducement or consideration abated, given or paid by Landlord under such an Inducement Provision shall be immediately due and payable by Tenant to Landlord and recoverable by Landlord as Additional Rent due under this Lease, notwithstanding any subsequent cure by Tenant.

LANDLORD:

REEF FLATIRON LLC a Washington limited liability company

By:	Washington Capital Management, Inc. its Manager
	By:	/s/ Jenny Gage
Jenny Gage
	Its:	Asset Manager
	Date:	1/23/14

TENANT:

BLUE CANYON TECHNOLOGIES, LLC a Colorado limited liability company

By:	/s/ Matthew Beckner
Print Name:		Matthew Beckner
Its:	Vice President
Date:	1/21/14

LANDLORD'S ACKNOWLEDGMENT

STATE OF WASHINGTON	)
) ss.
COUNTY OF KING	)
I certify that I know or have satisfactory evidence that Jenny Gage is the person who appeared before me, and said person acknowledged that she signed this instrument, on oath stated that she was authorized to execute the instrument and acknowledged it as Asset Manager of Washington Capital Management, Inc., Manager of REEF FLATIRON LLC, to be the free and voluntary act of such party for the uses and purposes mentioned in this instrument.
Dated: 1/23/2014.

/s/ Nancy L. Maxwell
(Signature of Notary Public)
Nancy L. Maxwell
(Printed Name of Notary Public)

My Appointment expires	MARCH 31, 2016

TENANT'S ACKNOWLEDGMENT

STATE OF	COLORADO	)
) ss.
COUNTY OF	BOULDER	)
I certify that I know or have satisfactory evidence that Matthew Beckner is the person who appeared before me, and said person acknowledged that he/she signed this instrument, on oath stated that he/she was authorized to execute the instrument and acknowledged it as the Vice President of Blue Canyon Technologies to be the free and voluntary act of such party for the uses and purposes mentioned in this instrument.
Dated: 1/21/2014.

/s/ Gabrielle Gibbon
(Signature of Notary Public)

Gabrielle Gibbon
(Printed Name of Notary Public)

	My Appointment expires	11/8/2016
(Insert notary seal here)

EXHIBIT A
LEGAL DESCRIPTION OF PROJECT
[Information included in this Schedule has been omitted in accordance with Item 601(a)(5) for Regulation S-K]

EXHIBIT B
SITE PLAN/ FLOOR PLAN
[Information included in this Schedule has been omitted in accordance with Item 601(a)(5) for Regulation S-K]

EXHIBIT C
WORK LETTER
[Information included in this Schedule has been omitted in accordance with Item 601(a)(5) for Regulation S-K]

EXHIBIT C
TENANT’S APPROVED PLANS
[Information included in this Schedule has been omitted in accordance with Item 601(a)(5) for Regulation S-K]

EXHIBIT D
RULES AND REGULATIONS
[Information included in this Schedule has been omitted in accordance with Item 601(a)(5) for Regulation S-K]

EXHIBIT E
TENANT'S ERISA CERTIFICATE
[Information included in this Schedule has been omitted in accordance with Item 601(a)(5) for Regulation S-K]

FIRST AMENDMENT TO OFFICE LEASE
This First Amendment To Office Lease (“First Amendment”) is made this 20th day of June, 2016 by and between REEF FLATIRON, LLC (“Landlord”) whose address is c/o Central Management, 1660 South Albion Street, Suite 200, Denver, CO 80222 and BLUE CANYON TECHNOLOGIES LLC, a Colorado S Corporation as (“Tenant”).
RECITALS
Landlord and Tenant entered into an Office Lease agreement dated January 17, 2014 and Consent to Sublease dated August 14, 2015 (collectively the “Lease”).
The Lease currently covers the area commonly known as Flatiron Park West, located at 2425 55th Street, Boulder, Colorado 80301, Suite A-150 containing approximately 5,485 rentable square feet (the “Premises”).
Pursuant to a Sublease Agreement dated January 29, 2015 between Tenant and OPX Biotechnologies, Inc. (“OPX”), Tenant has subleased from OPX Suite A-200 comprised of 17,138 square feet.
Tenant desires to convert the sublease with OPX to a direct lease with Landlord.
AGREEMENT
In consideration of the Agreements in this Amendment, Landlord and Tenant hereby amend the Lease as follows:
1.Paragraph 1 Basic Terms - Rentable Area/Premises. Effective July 1, 2016, Tenant’s premises shall be expanded by 17,138 square feet of space located in Suite A-200 on the second floor (the “OPX relinquished space”) as shown on the attached Exhibit A. Tenant’s revised premises shall be 22,623 rentable square feet. Landlord shall have no obligation to perform any work or improvements on the premises or the OPX relinquished space and any improvements made shall be in accordance with the attached Exhibit B.
2.Paragraph 1 Basic Terms - Common Expenses: Effective July 1, 2016, Tenants proportionate share shall mean 13.64%.
3.Paragraph 1 Basic Terms - Term: The current lease term expires April 30, 2019. The lease is hereby extended for a period of two years and two months and the new expiration date is June 30, 2021.

1

4.Paragraph 1 Basic Terms - Rent: Effective July 1, 2016, “Basic Monthly Rent” shall be a blended rate for Suites A-l 50 and A-200 in accordance with the following schedule:

Term	Square Feet	Rate	Monthly Rent	Terms
7/1/16-6/30/17	22,623	$12.91	$24,332.01	NNN
7/1/17-6/30/18	22,623	$13.33	$25,131.82	NNN
7/1/18-6/30/19	22,623	$13.74	$25,907.82	NNN
7/1/19-6/30/20	22,623	$14.18	$26,742.19	NNN
7/1/20 - 6/30/21	22,623	$14.64	$27,594.74	NNN
5.Contingency. The terms of this amendment are subject to Landlord’s receipt of:

(a)	A fully executed lease amendment and termination agreement with OPX Biotechnologies, Inc. satisfactory to Landlord in Landlord’s sole discretion.

(b)	An executed termination agreement of the Sublease Agreement dated January 29, 2015 between Tenant and OPX.
In the event the above are not received by June 30, 2016, this amendment shall be null and void and the terms of the lease shall remain as written.
6.Right of First Opportunity. Provided that Tenant has fully and timely performed all of its obligations hereunder, at any time that space becomes available for lease after initially having been leased to and occupied by a third party (the “Option Space”), Tenant shall have a right of first opportunity to lease the Option Space (in whole, not in part), When the Option Space becomes available, Landlord shall notify Tenant of the details of the Option Space and the terms on which Landlord is willing to lease it. Tenant shall have 5 business days after receipt of Landlord’s notice to notify Landlord that Tenant elects to lease the Option Space on those terms. If Tenant notifies Landlord that it wishes to lease the space, Landlord shall prepare either a new lease for the Option Space or an amendment to this Lease for the Option Space and Tenant must execute and return the document to Landlord within 5 days after receipt or Tenant shall be deemed to have withdrawn its exercise of the right of first opportunity. This right of first opportunity is (a) personal to Tenant and may not be exercised by any subtenant or assignee of Tenant, and (b) subject to all rights granted to other tenants as of the date hereof. Similarly, the Option Space shall not be considered available if the then current tenant of that space wishes to remain there via exercise of a renewal right or by negotiation with Landlord.
7.No Other Amendments. Except as expressly modified above, all items and conditions of the Lease remain in full force and effect and are hereby ratified and confirmed.
8.General Provisions. Time is of the essence with respect to each provision of this Agreement. This Agreement shall inure to the benefit of, and be binding on, Landlord and Tenant and their respective heirs, personal representatives, successors and assigns. This Agreement shall be governed by, and construed and interpreted in accordance with, the laws (excluding the choice

2

of laws rules) of the state of Colorado. This Agreement may be executed in any number of duplicate originals or counterparts, each of which when so executed shall constitute in the aggregate but one and the same document. Each individual executing this Agreement represents and warrants that such individual has been duly authorized to execute and deliver this Agreement in the capacity and for the entity set forth where he signs.
LANDLORD AND TENANT have executed this Agreement on the respective dates set forth below, to be effective as of the date first set forth above.

LANDLORD:

REEF FLATIRON LLC a Washington limited liability company

By:	Washington Capital Management, Inc.
Its:	Manager

	By:	/s/ Jenny Gage
Jenny Gage

	Its:	Asset Manager
Date		6/20/2016

TENANT:

BLUE CANYON TECHNOLOGIES LLC a Colorado limited liability company

By	/s/ Matthew H Beckner
Matthew H. Beckner
Print or Type Name of Signatory
Its	Coo
Date	6/13/16

3

EXHIBIT A
FLOOR PLAN
[Information included in this Schedule has been omitted in accordance with Item 601(a)(5) of Regulation S-K]

4

EXHIBIT B
Tenant’s Work/Tenant Improvements
[Information included in this Schedule has been omitted in accordance with Item 601(a)(5) of Regulation S-K]

5

EXHIBIT “B” TO
AGREEMENT OF SUB-SUBLEASE
ORIGINAL SUBLEASE
[attached hereto]

B-1

CONSENT TO SUBLEASE
THIS CONSENT TO SUBLEASE (this “Consent”) is executed as of June 5, 2018 by REEF FLATIRON LLC, a Washington limited liability company (“Landlord”).
Landlord and BLUE CANYON TECHNOLOGIES LLC, a Colorado limited liability company (“Tenant”) are parties to the Lease dated January 17, 2014, as amended (the “Master Lease”), respecting the Premises therein described. Tenant desires to sublease all of the Premises (the “Sublease Premises”) to CWB HOLDINGS, INC., a Colorado corporation (“Subtenant”) in accordance with the terms of the foregoing, attached Sublease (the “Sublease”). Tenant and Subtenant request Landlord’s consent to the Sublease. Capitalized terms herein which are not defined shall have the definitions contained in the Master Lease.
NOW, THEREFORE, Landlord hereby consents to the Sublease, such consent being subject to and upon the following terms and conditions to which Tenant and Subtenant hereby agree:
1.The Sublease is and shall be at all times subject and subordinate to the Master Lease, and all provisions thereof, including any subordination, attornment and nondisturbance terms, and Subtenant is bound by the Sublease to comply with the terms and conditions of the Master Lease. The Sublease constitutes the entire agreement between Tenant and Subtenant. There are no other oral or written agreements between the two parties with respect to the Sublease Premises.
2.The Master Lease is an agreement solely between Landlord and Tenant, and any and all rights and remedies of Subtenant, if any, shall be solely against Tenant. In the event of any conflict between the terms of the Master Lease and the terms of the Sublease, the Master Lease shall prevail. Nothing is this Paragraph shall limit or negate the maintenance or other obligations of the Landlord under the terms of the Master Lease.
3.Subtenant does hereby expressly assume and agree to be bound by and to perform and comply with, for the benefit of Landlord, every obligation of Tenant under the Master Lease with respect to the Sublease Premises to the extent, applicable to Subtenant’s occupancy of the Sublease Premises (expressly excluding the rental rate and length of term which shall be governed by the Sublease). Notwithstanding the Sublease, or Landlord’s consent to it, Tenant shall remain fully and primarily liable for the payment of rents and for the performance of all other obligations of Tenant under the Master Lease.
4.The acceptance of rents by Landlord from Tenant, or anyone else liable under the Master Lease shall not be deemed a waiver by Landlord of any provisions of the Master Lease.
5.Subtenant hereby waives all claims against Landlord from any cause, including but not limited to damage to Subtenants business or property. Subtenant also waives all rights of subrogation against Landlord. Except to the extent due to the gross negligence or willful misconduct of Landlord or its agents, employees or contractors, Subtenant shall indemnify, defend and hold Landlord harmless from and against any and all claims, costs (including attorneys’ fees) and damages arising in connection with the Sublease or the actions or omissions of Subtenant, its

Consent to Sublease, Page 1

agents, employees and invitees, including, without limitation, all Hazardous Materials placed on the property during the term of the Sublease. Without limiting the generality of the foregoing, Subtenant acknowledges that Subtenant is subject to the obligations of Section 6.4 of the Master Lease with respect to Hazardous Materials (as defined in the Master Lease) brought onto the Premises by Subtenant.
6.This Consent shall not constitute a consent to any subsequent subletting or assignment and shall not relieve Tenant or any person claiming under or through Tenant of the obligation to obtain the consent of Landlord to any future assignment or sublease (including, without limitation, any future assignment of the Sublease or sublease of any portion of the Sublease Premises).
7.Any act or omission of Subtenant or anyone claiming under or through Subtenant that violates any of the provisions of the Master Lease shall be deemed a violation of the Master Lease by Tenant.
8.If Landlord terminates the Master Lease as a result of default by Tenant, Landlord may elect, by written notice to Subtenant and not otherwise, to require Subtenant to attorn to Landlord and convert the Sublease to a direct lease with Landlord for the balance of the Sublease term, except that Landlord shall not be (i) liable for any previous act or omission of Tenant under the Sublease, (ii) subject to any counterclaim, offset or defense that Subtenant might have against Tenant, (iii) bound by any previous modification of the Sublease not approved by Landlord in writing or by any rent or additional rent or advance rent which Subtenant might have paid for more than one month in advance to Tenant, and all such rent shall remain due and owing, notwithstanding such advance payment, (iv) bound by any security or advance rental deposit made by Subtenant which is not delivered or paid over to Landlord and with respect to which Subtenant shall look solely to Tenant for refund or reimbursement, or (v) obligated to perform any work in the Sublease Premises or to prepare it for occupancy, and in connection with such attornment, Subtenant shall execute and deliver to Landlord any instruments Landlord may reasonably request to evidence and confirm such attornment.
9.Subtenant shall not pay rent under the Sublease more than one month in advance.
10.Subtenant shall comply with all of the insurance requirements of the Master Lease with respect to insurance required to be carried by Tenant and shall provide evidence of such insurance to Landlord on request.
11.The Sublease Premises shall (subject to all of the covenants and agreements of the Master Lease) be used solely for general office use related to Subtenant’s low-THC (meaning less, than 0.3% THC) industrial hemp business and use of the Premises’ laboratory space for the processing, warehousing and shipment of industrial hemp grown in off-site facilities and infusions and oils made from hemp, and for no other use.
12.Nothing contained herein shall be deemed or construed to modify, waive, impair or affect any of the covenants, agreements, terms, provisions or conditions contained, in the Master Lease or to waive any breach or default by Tenant in the keeping, performance or observance thereof.

Consent to Sublease, Page 2

13.This Consent is not an approval or acceptance by Landlord of any of the terms or obligations of the Sublease, nor shall Landlord by this Consent be deemed a party to the Sublease.
14.The prevailing party in any action brought in reference to this Consent shall be awarded reasonable attorneys' fees and all costs. The "prevailing party" shall be considered to be that party who has prevailed on the greatest number of issues, or in the alternative, been awarded the greatest money judgment. If a prevailing party cannot be determined, then attorneys' fees shall not be awarded.
15.Tenant hereby confirms that the amount of the out-of-pocket expenses incurred by Tenant in connection with the origination, negotiation and consummation of the Sublease exceed the amount by which the rent due under the Sublease exceeds the rent Tenant pays to Landlord under the Master Lease (as shown on the attached Exhibit “A”). Therefore, Landlord hereby confirms and acknowledges that Tenant shall have no obligation to remit to Landlord any portion of the amount by which the rent Tenant collects under the Sublease exceeds the rent Tenant pays to Landlord under the Master Lease. 16. Landlord acknowledges and agrees that copies of Notices sent in accordance with Section 17.1 of the Master Lease via email to the email addresses set forth in the Sublease shall be deemed given upon confirmation of electronic transmission.
[Signatures appear on following page]

Consent to Sublease, Page 3

IN WITNESS WHEREOF, Landlord, Tenant and Subtenant have caused their duly authorized representatives to execute this Consent as of the date first above written and by executing this
Consent, Tenant and Subtenant shall be deemed to have agreed to all of the terms hereof.

LANDLORD:

REEF FLATIRON LLC a Washington limited liability company

By:	Washington Capital Management, Inc.
Its:	Manager

	By:	/s/ Jenny Gage
Jenny Gage
	Its:	Asset Manager

TENANT:

BLUE CANYON TECHNOLOGIES LLC A Colorado limited liability company

By:	/s/ Matt Beckner

Print Name:		Matt Beckner

Its:	Coo

SUBTENANT:

CWB HOLDINGS, INC. A Colorado corporation

By:	/s/ Hess Moallem

Print Name:		Hess Moallem

Its:	CEO

Consent to Sublease, Page 4

EXHIBIT “A”
TO
CONSENT TO SUBLEASE

BCT Current Lease Obligation - Suite A-200 (GROSS)

Term	SF	Rate	Annual Base Rent	Monthly Rent	OpEx	Annual	Monthly	Total Gross per Month	Total Gross Per Year
6/1/18-6/30/19	17,138	$13.74	$235,476.12	$19,623.01	$6.50	$111,397.00	$9,283.08	$28,906.09	$375,779.21
7/1/19-6/30/20	17,138	$14.18	$243,016.84	$20,251.40	$6.50	$111,397.00	$9,283.08	$29,534.49	$354,413.84
7/1/20-6/30/21	17,138	$14.64	$250,900.32	$20,908.36	$6.50	$111,397.00	$9,283.08	$30,191.44	$362,297.32

		Total Base	$749,016.29					Total Obligation	$1,092,490.37

Offer from CW Hemp - Suite A-200(Gross)

6/1/18-6/30/19	17,138	$14.50	$248,501.00	$20,708.42	$6.50	$111,397.00	$9,283.08	$29,991.50	$389,889.50
7/1/19-6/30/20	17,138	$14.86	$254,670.68	$21,222.56	$6.50	$111,397.00	$9,283.03	$30,505.64	$366,067.68
7/1/20-6/30/21	17,138	$15.23	$261,011.74	$21,750.98	$6.50	$111,397.00	$9,283.08	$31,034.06	$372,408.74

		Total Base	$784,891.84					Total Collected	$1,128,365.92
		Additional Base	$35,875.55

BCT Current Lease Obligation - Suite A-105 (Gross)

6/1/18-6/30/19	5,485	$13.74	$75,363.90	$6,280.33	$6.50	$35,652.50	$2,971.04	$9,251.37	$120,267.77
7/1/19-6/30/20	5,485	$14.18	$77,777.30	$6,481.44	$6.50	$35,652.50	$2,971.04	$9,452.48	$113,429.80
7/1/20-6/30/21	5,485	$14.64	$80,300.40	$6,691.70	$6.50	$35,652.50	$2,971.04	$9,662.74	$115,952.90

		Total Base	$239,721.93					Total Obligation	$349,650.47

Offer from CW Hemp - Suite A-105(Gross)

6/1/18-6/30/19	5,485	$14.50	$79,532.50	$6,627.71	$6.50	$35,652.50	$2,971.04	$9,598.75	$124,783.75
7/1/19-6/30/20	5,485	$14.86	$81,507.10	$6,792.26	$6.50	$35,652.50	$2,971.04	$9,763.30	$117,159.60
7/1/20-6/30/21	5,485	$15.23	$83,536.55	$6,961.38	$6.50	$35,652.50	$2,971.04	$9,932.42	$119,189.05

		Total Base	$251,303.86					Total Collected	$361,132.40
		Additional Base	$11,481.93

Total BCT Base Rent Obligation:	$988,738.22
Total CWB Scheduled Base Rent:	$1,036,095.70
Additional Base Rent to be Collected:	$47,357.48

Real Estate Fees:	$82,887.66
Legal Fees(current):	$2,535.00
Legal Fees(estimated):	$465.00
Total Transaction Costs:	$85,887.66

Additional Rent Collected After Transaction Costs:	$(38,530.18)

Consent to Sublease, Exhibit A, Page 1

AGREEMENT OF SUBLEASE
THIS AGREEMENT OF SUBLEASE (the “Sublease”) is made this ____ day of April, 2018 (the “Effective Date”) by and between    Blue Canyon Technologies    , a    limited liability    corporation (the “Sublandlord”) and CWB Holdings, Inc., a Colorado corporation (the “Subtenant”).
WITNESSETH:
WHEREAS, Blue Canyon Technologies, as Tenant (“BCT”), entered into that certain “Lease Agreement” dated as of _January 17, 2014 (“Lease Agreement”) with REEF Flatiron, LLC, a Washington Limited Liability Company, as Landlord, (“Master Landlord”), for certain premises described therein and consisting of a 22,623 rentable square feet portion of an office/research and development building containing approximately 165,710 rentable square feet together with a pro-rata share of non-assigned parking spaces adjacent to such building, being commonly known and designated as Suite A150, containing approximately 5,485 square feet, and Suite A200, containing approximately 17,138 square feet (collectively, the “Master Premises”), in the building located at 2425 55th Street, Boulder, CO 80301 (the “Building”), as more particularly described in the Master Lease; and
WHEREAS, a true and correct copy of the Master Lease is attached hereto as Exhibit “A” and is incorporated herein by this reference; and
WHEREAS, capitalized terms used in this Sublease which are not specifically defined herein shall have the same meaning they are given in the Master Lease; and
WHEREAS, Sublandlord desires to sublease to Subtenant and Subtenant desires to sublease from Sublandlord, on the terms and conditions of this Sublease, the entire Master Premises; and
WHEREAS, for the purposes of this Sublease, the Master Premises, all of which is subleased shall be referred to hereinafter as the “Subleased Premises”; and
WHEREAS, a precondition of this Sublease is the approval thereof by Master Landlord;
NOW, THEREFORE, in consideration of the covenants contained herein and other good and valuable consideration, it is hereby mutually agreed as follows:
1.Subleased Premises and Term. Subject to the written consent of Master Landlord and other conditions precedent expressly set forth in this Sublease, Sublandlord hereby subleases the Subleased Premises to Subtenant, and Subtenant hereby rents the Subleased Premises from Sublandlord, upon and subject to the terms, covenants, and conditions herein set forth, for a term (the “Term”) commencing on _June 5, 2018, (the “Sublease Commencement Date”) and ending on _June 29, 2021 (the “Expiration Date”).

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2.Base Rent and Additional Rent. Subtenant covenants and agrees beginning on the Sublease Commencement Date and continuing throughout the Term to pay Base Rent and Additional Rent (as hereinafter defined, and together, “Rent”) in lawful money of the United States, without notice, demand, set-off, abatement or deduction whatsoever, at the times, in the manner, and at the places herein specified.
(a)Schedule of Base Rent. Subtenant shall pay Base Rent throughout the Term of this Sublease as follows:
June 5, 2018 - May 31, 2019 $14.50/s.f. $27,336.13 per month**
June 1, 2019 - May 31, 2020 $14.86/s.f. $28,014.82 per month
June 1, 2020 - May 31, 2021 $15,23/s.f. $28,712.36 per month
June 1, 2021 - June 30, 2021 $15.61/s.f. $29,428.75 per month
**Subtenant shall occupy Suite A150 on June 5, 2018 and Suite A200 on August 1, 2018. Notwithstanding the foregoing Base Rent schedule, from June 5, 2018 through July 31, 2018, Subtenant shall pay only: (i) Base Rent for Suite A150, in the amount of $6,627.71 per month (prorated for any partial month); plus (ii) that portion of the “Tenant’s Share of Common Expenses” due under the Master Lease for Suite A150 in accordance with subsection (b), below.
Subject to the provisions of Subsection (c) of this Section 2, Base Rent shall be paid in equal monthly installments, in advance, on the first day of each and every month throughout the Term, commencing on the Sublease Commencement Date, in accordance with the Schedule of Base Rent set forth above. If the Sublease Commencement Date occurs on a day other than the first day of a calendar month. Base Rent for the partial calendar month in which the Sublease Commencement Date occurs shall be prorated on a daily basis according to the actual number of days in the calendar month.
(b)Additional Rent.
(i)As used herein the term “Additional Rent” means. (A) all amounts payable in addition to Base Rent under the terms of the Master Lease, including without limitation the “Tenant’s Share of Common Expenses” under the Master Lease, as well as penalties and interest for late payments due to the Master Landlord by the “Tenant” under the Master Lease that become due by reason of Subtenant’s failure to make any payment of Rent Subtenant is required to make under this Sublease when due, whether to Sublandlord or directly to the Master Landlord, but excluding Rent and penalties and interest for late payments that are payable to the Master Landlord by the “Tenant” under the Master Lease that become due by reason of Sublandlord’s failure to pay when due any payment that Sublandlord is required to make to the Master Landlord under the terms of the Master Lease; (B) all penalties and interest payable by Subtenant to Sublandlord pursuant to this Sublease, and (C) all other amounts that Subtenant is obligated to pay to Sub landlord pursuant to this Sublease.

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(ii)As of the Effective Date, the amount of “Tenant’s Share of Common Expenses” due under the terms of the Master Lease is $12,254.13 per month ($6.50 per rentable square foot). Within five business days after receipt from Master Landlord, Sublandlord shall provide to Subtenant (i) a copy of the written notice provided to Sublandlord each year under Section 5.1 of the Master Lease of the estimated amount due for Tenant’s Share of Common Expenses for the following year, and the l/12th of such annual estimate, which will be due from Subtenant each month; and (ii) written notice of any revision of such estimate received by Sublandlord pursuant to Section 5 of the Master Lease.
(c)Payment of Rent. Commencing on the Sublease Commencement Date and continuing throughout the Term, on or before the last day of each calendar month Subtenant shall be paid Base Rent and the Tenant’s Share of Common Expenses to Sublandlord at the following address:
Blue Canyon Technology
c/o: Dana White
5330 Airport Blvd
Boulder, Colorado 80301
Sublandlord shall, within five days after receipt after the close of each year, provide to Subtenant a copy of the statement provided by Master Landlord pursuant to Section 5 of the Master Lease showing Tenant's. Share of Common Expenses for such year, the payments made during the year and any balance due or credit owing. Subtenant shall pay any balance owing to Sublandlord within 15 days after receipt of the statement, and any credit due Subtenant shall be credited to Subtenant’s next monthly estimated payment or if the Sublease, has terminated or expired, it shall be refunded to Subtenant by Sublandlord or directly by Master Landlord. Until Subtenant receives a revised estimate of Tenant’s Share, of Common Expenses due pursuant to Section 2(b)(ii), above, Subtenant shall continue to pay to Sublandlord,, and Subtenant shall not be in default hereunder so long as Subtenant pays timely to Sublandlord, the amount of Tenant’s Share of Common Expenses due for the preceding calendar year. Any other payment of Additional Rent that becomes due from Subtenant to Sublandlord hereunder shall be paid by Subtenant to Sublandlord within fifteen (15) days after Sublandlord shall have delivered an invoice to Subtenant setting forth the amount(s) due.
3.Security Deposit. Concurrently with Subtenant’s execution of this Sublease, Subtenant shall deposit with Sublandlord a cash sum in the amount of $39,590.26 (“Security Deposit”). Sublandlord shall hold the Security Deposit as security for the performance of Subtenant’s obligations under this Sublease. Sublandlord need not keep the Security Deposit separate from Sublandlord’s other funds and no trust is established by reason of Sublandlord’s holding of the Security Deposit. Subtenant may not assign or encumber the Security Deposit without the prior, written consent of Sublandlord, in Sublandlord’s sole and absolute discretion. Any attempt to do so shall be void and shall not be binding on Sublandlord If Subtenant defaults on any provision of this Sublease, Sublandlord may (but shall not be required to), without prejudice to any other remedy it has, apply all or part of the Security Deposit to: (i) any Base Rent, Additional Rent or other sum in default; (ii) any amount that Sublandlord may spend or

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become obligated to spend in exercising Sublandlord’s rights under this Sublease, or (iii) any expense, loss, or damage that Sublandlord may suffer because of Subtenant’s default. Subtenant waives all provisions of law now in force or that become in force after the date of execution of this Sublease that provide that Sublandlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of accrued rent, to repair damage caused by Subtenant, or to clean the Premises. Sublandlord and Subtenant agree that Sublandlord may, in addition, claim those sums reasonably necessary to compensate Sublandlord for any other loss or damage caused by the act or omission of Subtenant or Subtenant’s officers, agents, employees, independent contractors, or invitees, including future rent payments. If Sublandlord applies any portion of the Security Deposit, Subtenant shall, within ten (10) business days after demand by Sublandlord, deposit with Sublandlord an amount sufficient to restore the Security Deposit to its original amount and any failure to do shall be a material default under this Sublease. If Subtenant performs every provision of this Sublease to be performed by Subtenant, the unused portion of the Security Deposit shall be returned to Subtenant or the last assignee of Subtenant’s interest under this Sublease within thirty (30) days following the expiration or termination of the Term.
4.Use. Notwithstanding provisions of the Master Lease which may permit another use or other uses of the Subleased Premises, Subtenant shall use the Subleased Premises for general office use related to Tenant’s low-THC (meaning less than 0.3% THC) industrial hemp business and use of the Premises’ laboratory space for the processing, warehousing and shipment of industrial hemp grown in off-site facilities and infusions and oils made from hemp, and for no other use without Sublandlord’ s prior written consent and at all times in compliance with applicable law and the Master Lease.
5.Possession and Condition of Premises. Possession of the Subleased Premises shall be delivered to Subtenant on the Sublease Commencement Date. It shall be the sole responsibility of Subtenant to obtain all zoning and occupancy permits and approvals required by any governmental entity for Subtenant’s use and occupancy of the Subleased Premises, and the granting of such permits and approvals shall not be a condition of Subtenant’s obligations under this Sublease. If possession of the Subleased Premises is not delivered to Subtenant on the Sublease Commencement Date, Sublandlord shall have no liability to Subtenant and the Sublease Commencement Date shall be postponed to the date on which Sublandlord delivers possession of the Subleased Premises to Subtenant. Subtenant agrees to accept possession of the Subleased Premises on the Sublease Commencement Date in its “AS IS” “WHERE IS” condition, Sublandlord’s sole obligation with respect to the condition of the Subleased Premises being to deliver it free of Sublandlord’s personal property except for the furniture, fixtures and equipment: which Subtenant is granted the right to use pursuant to the provisions of Section 26 of this Sublease.. Subtenant acknowledges that, except as expressly set forth herein, no representations have been made to Subtenant with respect to the physical condition of the Subleased Premises or its suitability for Subtenant’s intended and permitted use and that in entering into this Sublease, Subtenant has relied exclusively upon its own examination of the Subleased Premises and the Master Lease. Subtenant specifically acknowledges and agrees that Sublandlord has no and shall not have any obligation to perform any improvements, repairs or other work to the Subleased Premises in connection with this Sublease other than to deliver possession as hereinabove specified. In connection with Subtenant’s possession, use and occupancy of the Subleased Premises, Sublandlord agrees that Subtenant, at Subtenant’s sole

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cost and expense, shall be entitled to Building and marquee signage consistent with and subject to all of the terms and conditions of the Master Lease including, without limitation, the requirements of Master Landlord and, if applicable, approval of the local municipality.
6.Incorporation of and Subordination to Master Lease.
(a)Incorporation. Except as otherwise expressly provided herein to the contrary, all of the terms of the Master Lease are hereby incorporated into and made a part of this Sublease as if stated in full herein. For purposes of such incorporation, it is agreed that, subject to the provisions of this Sublease, (i) wherever the words “Premises” or words of similar import appear in the Master Lease, the same shall be deemed to mean the Subleased Premises; (ii) wherever the words “Base Rent” appear in the Master Lease the words shall be deemed to refer to the Base Rent payable by Subtenant hereunder and not to the Base Rent payable by Sublandlord under the Master Lease; and (iii) wherever the words “Landlord” and “Tenant” appear in the Master Lease, the words shall be deemed to refer to Sublandlord and Subtenant respectively, so that, subject to the provisions of this Sublease, Sublandlord shall have the lights and powers of the Master Landlord under the Master Lease, and Subtenant shall have and does hereby agree to be bound by and accepts all of the rights, powers, duties and obligations of the Sublandlord as “Tenant” under the Master Lease. Notwithstanding the foregoing, Sublandlord shall have no obligation to perform or furnish any of the work, services, repairs or maintenance undertaken to be made by Master Landlord under the Master Lease or any other term, covenant or condition required to be performed by Master Landlord under the Master-Lease. Subtenant accepts this Sublease subject to, and hereby during the Term of this Sublease assumes all of, the terms, covenants, conditions and agreements contained in the Master Lease with respect to the Subleased Premises, to he performed by Sublandlord thereunder except for the payment of Base Rent and the Security Deposit (payment and return of which shall be in accordance with the terms of this Sublease). Subtenant and Sublandlord each covenant and agree that neither shall do anything which shall create an event of default under the Master Lease. Subtenant shall have the benefit of each and every covenant and agreement made by Master Landlord to Sublandlord under the Master Lease. In the event that Master Landlord shall fail or refuse to comply with any of the provisions of the Master Lease, Sublandlord shall, upon the written request of Subtenant and at Sublandlord’s cost and expense, give Master Landlord notice of Such failure. Thereafter, Sublandlord shall reasonably cooperate with Subtenant in attempting to cause Master Landlord to comply with such provisions of the Master Lease (including, without limitation, with respect to the provisions relating to building access, parking and other amenities to be provided to the Subleased Premises), but Sublandlord shall have no further obligation or liability to Subtenant in connection therewith. Without limiting the generality of the foregoing, Subtenant acknowledges and agrees that: (i) Sublandlord shall not be required to incur any out-of-pocket expenses in connection the enforcement of Master Landlord’s obligations as set forth in the the Master Lease; and (ii) Subtenant shall reimburse Sublandlord for any such out-of-pocket expenses Sublandlord actually incurs in connection with such enforcement at the request of Subtenant.
(b)Subordination. This Sublease is and shall be subject to and subordinate in all respects to the Master Lease and to all of its terms, covenants and conditions. Should

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there be any conflict between the terms of this Sublease as specifically set forth herein and the terms of the Master Lease, the terms of this Sublease shall control as between Sublandlord and Subtenant only.
(c)Excluded Provisions. The parties agree that the following provisions of the Master Lease shall NOT be incorporated into this Sublease: N/A.
(d)Default. Subtenant shall be in material default of its obligations under this Sublease if Subtenant is responsible for the occurrence of any of the events of default set forth in the Master Lease or if Subtenant shall fail to perform any of its obligations in the time and manner required by this Sublease.
7.Default Remedies. Subtenant specifically affirms that upon any event of default, the remedies set forth in the Master Lease are incorporated herein for the benefit of Sublandlord, in addition to any and all other rights and remedies afforded Sublandlord hereunder or by law or equity. In addition, if Subtenant shall default more than once in any twelve (12) month period in the payment of any sums payable directly to the Master Landlord pursuant to this Sublease (including, without limitation payments of Base Rent and/or Common Expenses as provided in Sections 2(d) and 2(e) of this Sublease) and such default(s) shall continue beyond any applicable cure period, Sublandlord may, in Sublandlord’s sole discretion, in addition to any and all other rights and remedies afforded Sublandlord hereunder or by law or equity, require that all Base Rent and Common Expenses be paid directly to Sublandlord and not to the Master Landlord as provided in the aforesaid Sections 2(d) and 2(e). Sublandlord’s election not to exercise this right in the event of any one default shall not be deemed a waiver of Sublandlord’s right to enforce tills remedy in respect of any future default.
8.Indemnity.
(a)Subtenant Indemnity. Except to the extent due to the negligence or willful misconduct of Sublandlord or its Agents, Subtenant shall protect, indemnify and save and hold Sublandlord harmless from and against all losses, costs, expenses, damages and liabilities (including, without limitation, reasonable counsel fees and disbursements) of every kind and nature whatsoever, incurred by Sublandlord by reason of or arising out of (i) any accident, death, injury or damage which shall happen in, on, or in connection with, the Subleased Premises or any part thereof on or after the Sublease Commencement Date, or arising out of the condition, occupancy, maintenance, alteration, repair, use, or operation of the Subleased Premises or any part thereof on or after the Sublease Commencement Date, (ii) any event of default under the Master Lease or this Sublease on Subtenant’s part, including without limitation the release by Subtenant or its Agents of any Hazardous Materials at, on, within, under, about or from the Subleased Premises, the Building, or the Property, or in the soil, groundwater or soil vapor on or under the Subleased Premises, or elsewhere in connection with the transportation of Hazardous Materials to or from the Subleased Premises in violation of any Environmental Laws, or (iii) failure by Subtenant to vacate the Subleased Premises and surrender the Subleased Premises in the condition required under this Sublease on or before the expiration of the Term or earlier termination of this Sublease.

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(b)Sublandlord Indemnity. Sublandlord shall protect, indemnify and save and hold Subtenant harmless from and against all losses, costs, expenses, damages and liabilities (including, without limitation, reasonable counsel fees and disbursements) of every kind and nature whatsoever, incurred by Subtenant by reason of or arising out of (i) the negligence or willful misconduct of Sublandlord or its Agents, or (ii) any event of default by Sublandlord under the Master Lease and/or any act or failure to act by Sublandlord to perform or observe any of the agreements, terms, covenants or conditions of the Master Lease or this Sublease on Sublandlord’s part to be performed or observed, except to the extent that Sublandlord’s failure is caused, directly or indirectly, by an event of default hereunder or by any act or failure (where there is a duty ) to act by Subtenant or any Agent or invitee of Subtenant.
(c)Survival. The provisions of this Section 8 shall survive the expiration or earlier termination of this Sublease.
9.Subtenant Insurance Obligation. Subtenant shall provide and maintain during the Term, with an insurance company acceptable to Sublandlord and Master Landlord, all insurance required to be carried by Sublandlord pursuant to Section 10 of the Master Lease with respect to the Subleased Premises, naming Sublandlord and Master Landlord as additional insureds. Such insurance shall provide, among the other things required by the Master Lease, that it may not be canceled or amended except upon thirty (30) days notice to Sublandlord and Master Landlord. On or before the date which is one (1) day prior to the Sublease Commencement Date, Subtenant shall furnish Sublandlord and Master Landlord with certificates of insurance evidencing compliance with the foregoing requirements.
10.Assignment and Subletting. Subtenant acknowledges and agrees that because of the unique nature of this subletting Subtenant shall have no right to sublet the Subleased Premises or any part thereof or to assign this Sublease without the prior written consent of Sublandlord, which consent may be withheld or conditioned in Sublandlord’s reasonable judgment, and that any attempted subletting or assignment not consented to by Sublandlord shall be null and void, shall be a material default hereunder and shall, at the sole option of Sublandlord and in addition to any other rights and remedies available to Sublandlord, cause this Sublease to immediately terminate but such termination shall not relieve Subtenant of its obligations under this Sublease, including, without limitation, its obligation to pay Base Rent and Additional Rent. In the event that Sublandlord consents to a subletting by Subtenant, Subtenant shall, during the term of such sub-subletting, pay all Base Rent hereunder directly to Sublandlord notwithstanding any other provisions of this Sublease to the contrary. Any sub-subletting shall be subject to the consent and approval of the Master Landlord.
11.Sub landlord’s Consent to Certain Acts. Subtenant agrees that in any case where the provisions of the Master Lease or this Sublease require the consent or approval of Master Landlord or Sublandlord prior to the taking of any action, it shall be a condition precedent to the taking of such action that the prior consent or approval of Master Landlord or Sublandlord, as the case may be, shall have been obtained. Sublandlord agrees that its consent or approval shall not be unreasonably withheld or delayed. Sublandlord shall cooperate with Subtenant in good faith with respect to obtaining the consent or approval of Master Landlord when the same is required under the terms of the Master Lease, provided that such cooperation shall in no event be deemed

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to include any obligation to initiate or otherwise participate in any suit, claim or any other action against Master Landlord. If Sublandlord makes any expenditures or incurs any obligation for the payment of money in connection with such cooperation, such sums paid or obligations incurred shall be paid to Sublandlord by Subtenant within five (5) business days of demand therefor.
12.Sublandlord’s Right to Cure Subtenant's Default. Subtenant shall not cause or suffer any act or omission by any of its Agents or invitees which would cause the Master Lease to be terminated, or forfeited by virtue of any rights of termination, or forfeiture reserved or vested in Master Landlord, or by law or in equity. If Subtenant shall default in the performance of any of its obligations under this Sublease beyond any applicable notice and cure period, Sublandlord, without being under any obligation to do so and without thereby waiving such default, may remedy such default for the account and at the expense of Subtenant. If Sublandlord makes any expenditure or incurs any obligation for the payment of money in connection therewith, such sums paid or obligations incurred shall be paid to Sublandlord by Subtenant within five (5) business days of demand therefor.
13.Brokerage Fees. Sublandlord is represented in this transaction by Jessica Cashmore and Neil Littmann of The Colorado Group, Inc. (“Sublandlord’s Broker”). Sublandlord shall pay Sublandlord’s Broker a commission pursuant to a separate written agreement. Subtenant is represented in this transaction by Justin Rayburn, Rick Egitto and Alec Wynne (“Subtenant’s Broker”). Upon receipt of the cooperating commission from Sublandlord, Sublandlord’s Broker will pay Subtenant’s Broker a commission pursuant to a separate written agreement between Sublandlord’s Broker and Subtenant’s Broker. Each of Sublandlord and Subtenant hereby represents and warrants to the other that except for Sublandlord’s Broker and Subtenant’s Broker, neither has employed nor dealt with any broker, agent or finder in carrying on the negotiations relating to this Sublease. Each party shall indemnify and hold the other harmless from, and against any claim or claims for brokerage or other commissions asserted by any other broker, agent or finder engaged by such indemnifying party or with whom such indemnifying party has dealt in connection with this Sublease.
14.Eminent Domain; Loss by Casualty. In the event of any taking by eminent domain, Subtenant shall not be entitled to any portion of any award payable to the "Tenant” under Section 13 of the Master Lease and the Master Landlord shall be entitled to any award payable to the "Landlord" thereunder. Otherwise, all matters relating to eminent domain with respect to the Subleased Premises shall be governed by Section 13 of the Master Lease. In the event of any casualty, the provisions of Section 12 of the Master Lease shall control; provided, that Sublandlord shall not without the written consent of Subtenant exercise any right to terminate the Master Lease either in its capacity as the "Tenant" thereunder or the "Sublandlord" hereunder, and Sublandlord shall have no restoration obligations thereunder.
15.Sublandlord’s Representations.
(a)To the best of Sublandlord's knowledge, Sublandlord represents and warrants with respect to the Subleased Premises that:
(i)    Full Force and Effect. The Master Lease is in full force and effect, and there exists under the Master Lease no default or event of default by either

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Sublandlord or Master Landlord, nor has there occurred any event which, with the giving of notice or passage of time or both, could constitute such a default or event of default by either Sublandlord or Master Landlord.
(ii)    No Pending Actions There are no pending or threatened actions, suits or proceedings before any court or administrative agency against Sublandlord which could adversely affect the Subleased Premises or any part thereof or the ability of Sublandlord to perform its obligations under this Sublease, and Sublandlord is not aware of any facts which might result in any such actions, suits or proceedings.
For purposes of this Sublease, the terms “best of Sublandlord’s knowledge” and “Sublandlord’s knowledge” mean the actual knowledge of Matt Beckner who Sublandlord represents is the person most familiar with the matters related to the Subleased Premises.
(b)No Notices. Sublandlord has not received any notice from any insurance company of any defects or inadequacies in the Subleased Premises or any part thereof which could adversely affect the insurability of the Subleased Premises or the premiums for the insurance thereof.
16.Quiet Enjoyment. As between Subtenant and Sublandlord, Subtenant shall peacefully have, hold and enjoy the Subleased Premises, subject to the terms and conditions of this Sublease and the Master Lease.
17.Surrender of Subleased Premises. Upon the expiration or earlier termination of this Sublease, Subtenant covenants to quit and surrender to Sublandlord, the Subleased Premises in the condition required by the Master Lease. Notwithstanding the foregoing, Subtenant shall not be responsible to clean up, remediate, investigate, monitor or otherwise be responsible for any Existing Hazardous Materials or for any Hazardous Materials which have come to be located on or about the Subleased Premises prior to the Sublease Commencement Date and were not caused by Subtenant or any Agent or invitee of Subtenant.
18.Notice and Demands. All notices, requests, demands, consents, approvals and other communications (each, a “Notice” and collectively, “Notices”) under this Sublease shall be in writing and shall be effective only if given in the manner set forth in Section 17.1 (“Notices”) of the Master Lease, with copies sent via email to the parties below. Copies sent via email shall be deemed given upon electronic transmission. Notices shall be addressed as follows:
If to Sublandlord:
Blue Canyon Technology
5330 Airport Blvd
Boulder, Colorado 80301
With Copies to: Matthew Beckner [Intentionally omitted]
And to:               George Stafford [Intentionally omitted]

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If to Subtenant:
CWB Holdings, Inc.
1720 S Bellaire St, Suite 600
Denver, CO 80222
With Copies to: Hess Moallem [Intentionally omitted]
If to Master Landlord:
As provided in the Master Lease
Whenever in the Master Lease, a time is specified within which the Sublandlord, as “Tenant” must give Notice following an event, or within which the Sublandlord as “Tenant” must respond to any Notice previously given or made by the Master Landlord or comply with any obligation on the pail of the Tenant, such time is hereby changed (as between Sublandlord and Subtenant for the purpose of this Sublease only) by subtracting three (3) business days therefrom, provided that in no event shall Subtenant have fewer than three (3) days to respond or comply. It is the purpose and intent of the foregoing provisions of this Section 18 to provide Sublandlord with time within which to transmit to the Master Landlord any notices or demands received from Subtenant and to transmit to Subtenant any notices or demands received from Master Landlord. Any Notices required to be delivered by either Sublandlord or Subtenant to the other under this Sublease that are not notices to or from Master Landlord under the Master Lease shall be given in a manner, and at the times provided, in this Sublease, without reference to the subtraction of days as provided in this Section 18. In the event that the last day for any notice or demand required or permitted to be given hereunder falls on a Saturday, Sunday or legal holiday, the notice or demand shall be deemed to be due on the next business day. Sublandlord and Subtenant each agree promptly to deliver to the other: (a) copies of all notices, demands, requests, consents or approvals related to the Subleased Premises and received from Master Landlord or any governmental agency; and (b) contemporaneously with the sending of such notices to Master Landlord, a copy of any notice sent by Sublandlord or Subtenant under the terms of the Master Lease.
19.Termination of Master Lease; Modification of Master Lease. Except as may be otherwise provided herein, during the Term, and provided that Subtenant is not in default under this Sublease beyond any applicable notice and cure period, Sublandlord shall not voluntarily terminate the Master Lease or take any action that would give the Master Landlord the right to terminate the Master Lease unless and until Master Landlord has agreed in writing to continue this Sublease in full force and effect as a direct lease between Master Landlord and Subtenant upon and subject to all of the terms, covenants and conditions of this Sublease for the balance of the Term hereof. If Master Landlord so consents, Subtenant shall attorn to Master Landlord in connection with any such termination and shall execute an attornment agreement in such form as may reasonably be requested by Master Landlord; provided, however, that the attornment agreement does not increase the Base Rent or Common Expenses due under this Sublease, materially or adversely affect the use by Subtenant of the Subleased Premises in accordance with

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the terms of this Sublease, materially increase Subtenant's other obligations under this Sublease or materially decrease Subtenant's rights under this Sublease. In addition, Sublandlord and Master Landlord shall not amend or modify the Master Lease in any manner so as to materially or adversely affect Subtenant or its interest hereunder, materially increase Subtenant's obligations hereunder (and any increase in the amount of Base Rent and Common Expenses resulting from such modification shall be deemed material) or materially restrict Subtenant's rights hereunder, without the prior written consent of Subtenant.
20.Hazardous Materials. As used in this Sublease, the term “Hazardous Materials” shall have the same meaning as defined in the Master Lease. In addition to and without limiting the provisions of the Master Lease incorporated herein, the following provisions shall apply to this Sublease:
(a)Sublandlord Warranties and Indemnity. Sublandlord warrants and represents to Subtenant that to Sublandlord’s knowledge, no Hazardous Materials exist in, on or under the Premises as of the Sublease Commencement Date, except for such small amounts of Hazardous Materials as may be present due to normal office use, and which use is in material compliance with all laws applicable to such Hazardous Materials (“Existing Hazardous Materials”). Sublandlord agrees to indemnify, defend, protect and hold harmless Subtenant from any and all claims of liability asserted against Subtenant by a third party, including without limitation Master Landlord or any agency or instrumentality of the federal, state or local government, for bodily injury, including death, physical damage to or loss of use of property or cleanup activities to the extent required by applicable law (remedial or removal), arising from any Existing Hazardous Materials in, on, under or about the Subleased Premises.
(b)Subtenant Warranties. Except for small amounts of Hazardous Materials that may be generated by Subtenant or its Agents in connection with Subtenant’s use permitted hereunder (which, if applicable, shall be stored, used, generated and disposed of by Subtenant in compliance with the Master Lease and in compliance with all laws applicable to such Hazardous Materials), Subtenant warrants and represents:
(i)It is not engaged in any action resulting in generating, transporting, storing, trading or disposing of Hazardous Materials, and Subtenant agrees not to do so under this Sublease and will not knowingly permit others to engage in such a business at the Subleased Premises; and
(ii)It will not knowingly permit any person to use the Subleased Premises for disposal of Hazardous Materials.
(c)Subtenant Duties. If any Hazardous Materials are released, spilled or discharged by Subtenant or its Agents or invitees in, on, under or about the Subleased Premises during the Term in violation of Environmental Laws, Subtenant agrees, at Subtenant's sole expense and without reimbursement from or charge to Sublandlord, to remove or remediate such Hazardous Materials, to the extent required under and in compliance with applicable laws, statutes, ordinances, rules, orders, regulations and requirements of all federal, state, city and local governments.

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(d)Indemnity. Subtenant agrees to indemnify, defend, protect and hold harmless Sublandlord from any and all claims of liability asserted against Sublandlord by a third party, including without limitation Master Landlord or any agency or instrumentality of the federal, state or local government, for bodily injury, including death, physical damage to or loss of use of property or cleanup activities to the extent required by applicable Law (remedial or removal), arising from any Hazardous Materials to the extent released in, on, under or about the Subleased Premises, the Building, and/or the Property by Subtenant or any of Subtenant’s Agents or invitees, after the Sublease Commencement Date through the expiration or earlier termination of this Sublease.
(e)Survival. The provisions of this Section 20 shall survive the expiration or earlier termination of this Sublease.
21.Utilities. Except to the extent that such are provided by the Master Landlord as part of the Base Rent under the Master Lease, Subtenant shall pay, prior to delinquency, all charges for or in connection with all utilities and other services provided to Subtenant and/or the Subleased Premises, including, without limitation, water, sewer, trash removal (dumpster), pest control, security, telephone, HVAC and the like.
22.Counterparts and Facsimile. This Sublease may be executed in counterparts, which shall, when so executed and taken together, have the same force and effect as though all signatures appeared on a single document. At Sublandlord’s option, this Sublease may be executed and delivered by all or any of the parties hereto by facsimile, provided that the originally executed counterpart shall be delivered by hand or by overnight courier promptly thereafter.
23.Consent of Master Landlord: Master Lease Termination. This Sublease shall be contingent upon, and irrespective of execution by Sublandlord and Subtenant shall not be effective without, receiving a consent to this Sublease in substantial conformity with the Consent of Master Landlord attached hereto within fifteen (15) days after execution of this Sublease by Sublandlord and Subtenant. Notwithstanding the foregoing or any other provision of this Sublease to the contrary, Sublandlord and Subtenant agree to use commercially reasonable efforts to encourage the Master Landlord to agree to a termination of the Master Lease and entry by Subtenant into a new lease directly with the Master Landlord upon the economic terms set forth in this Sublease (“Master Lease Termination and Lease”). Any Master Lease Termination and Lease would need to be mutually agreed upon between the Master Landlord, the Sublandlord and the Subtenant, and would not result in Subtenant’s loss of use of the Subleased Premises for the term set forth herein. Such Master Lease Termination and Lease, if any, must agreed upon by August 1, 2018, or the parties obligations to cooperate with such hereunder shall have expired and this Sublease (subject to Landlord’s Consent) shall continue in full force and effect for the Term.
24.Financial Statements. This Sublease is subject to Sublandlord’s review and written approval of current certified financial statements of Subtenant. Subtenant has provided to Sublandlord such copies, certified or otherwise, of Subtenant’s current financial statements as are reasonably acceptable to Sublandlord. Sublandlord has reviewed and approved such statements. Throughout the Term of this Sublease, but not more frequently than annually,

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Subtenant shall provide to Sublandlord Subtenant’s current financial statement or other information discussing the financial worth of Subtenant within thirty (30) days after the date of Sublandlord’s request, which Sublandlord shall use solely for purposes of this Sublease.
25.Furniture, Fixtures and Equipment. In addition to the right to use the FF&E provided for under the terms of Section 1A of the Master Lease, Subtenant, at no additional cost to Subtenant, shall have the right to use the following Furniture, Fixtures and Equipment located on the Premises during the term of the Sublease:
(a)Large conference room table in Board Room along with chairs.
(b)Front reception desk on second floor
26.Additional Provisions.
(a)Subject to Master Landlord’s prior written consent, Sublandlord agrees that Subtenant shall have the right to install security cameras at entry points to the Premises. Sublandlord will use commercially reasonable efforts and assist Subtenant in obtaining such consent of Master Landlord.
(b)Subject to Section 2.1 of the Master Lease, Subtenant shall have access to the Subleased Premises at all times, seven days a week, 365 days a year.
(c)Sublandlord shall deliver the Subleased Premises to Subtenant as soon as reasonably possible prior to the Sublease Commencement Date and after execution of the Sublease and Master Landlord Consent for the purpose of installing Subtenant’s furniture, fixtures and equipment (“Early Occupancy”). Such Early Occupancy shall be at no cost to the Subtenant.
[Signatures appear on following page]

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IN WITNESS WHEREOF, the parties hereto have duly executed sealed and delivered this instrument on the day and year first above written.

SUBLANDLORD:

Blue Canyon Technologies, LLC a Colorado limited liability corporation

By:	/s/ Matthew Beckner

Name:	Matthew Beckner

Title	Chief Operating Officer

SUBTENANT:

CWB Holdings, Inc, a Colorado corporation

By:	/s/ Hess Moallem

Name:	Hess Moallem

Title	CEO

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EXHIBIT “A”
TO
AGREEMENT OF SUBLEASE
MASTER LEASE
[attached hereto]
[INCLUDED AS EXHIBIT A TO THE ABOVE AGREEMENT OF SUB-SUBLEASE]

A-1